UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

NORDSTROM, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 13, 2006

Dear Shareholder:

On behalf of the Board of Directors and management, I invite you to attend the 2006 Annual Meeting of Shareholders on Tuesday, May 23, 2006, at 11:00 a.m., Pacific Daylight Time, to be held in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742.

In addition to the matters described in the Notice of Annual Meeting and Proxy Statement, there will be a report on the progress of the Company and an opportunity to ask questions of interest to you as a shareholder.

You will notice in reading the proxy statement that Bruce A. Nordstrom and John N. Nordstrom, each a Director of the Company since 1966, and Alfred E. Osborne, Jr., Ph.D., a Director of the Company since 1987, are all retiring from the Board. We wish to express our deepest appreciation to Bruce, John and Al for their many years of valuable service and contributions to the Company.

I hope you will be able to join us in Seattle.

Sincerely,

Blake W. Nordstrom

President

Nordstrom, Inc.

1617 Sixth Avenue

Seattle, Washington

98101-1742

Notice of Annual Meeting of Shareholders

To the Shareholders of Nordstrom, Inc.:

The 2006 Annual Meeting of Shareholders of Nordstrom, Inc. will be held on Tuesday, May 23, 2006, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742.

The meeting will be held for the following purposes:

1.  To elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified;

2.  To approve an amendment to the Nordstrom, Inc. Employee Stock Purchase Plan to reserve an additional 2,400,000 shares available for purchase thereunder;

3.  To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm; and

4.  To transact such other business as may properly come before the meeting and at any convening or reconvening of the meeting following a postponement or adjournment of the meeting.

The Board recommends that shareholders vote FOR the three proposals outlined in this proxy statement.

Holders of shares of Common Stock of record at the close of business on March 15, 2006 are entitled to notice of, and to vote on, the matters that will be presented at the meeting. There were 270,533,129 shares of Common Stock issued and outstanding as of March 15, 2006.

Shareholders are invited to attend the 2006 Annual Meeting of Shareholders in person. Those who are hearing impaired or require other assistance should contact the Corporate Secretary’s office at 206-303-2541 so that we may provide the facilities you need to participate at the meeting.

A live webcast of the 2006 Annual Meeting of Shareholders will be provided from the Company’s Investor relations website at www.nordstrom.com. Go to Investor Relations, then click the Webcast icon and follow the instructions given. Additionally, the recorded webcast will be available on the Investor Relations website for a period of 30 days following the 2006 Annual Meeting of Shareholders.

The Company is concurrently mailing a copy of its 2005 Annual Report on form 10-K to all shareholders of record as of March 15, 2006. The approximate date of mailing for this notice, proxy statement and proxy card is April 13, 2006.

YOUR VOTE IS VERY IMPORTANT. Whether or not you intend to be present at the meeting, you are encouraged to vote.

By order of the Board of Directors,

David L. Mackie

Vice President, Real Estate and Corporate Secretary

Seattle, Washington

April 13, 2006

Commonly Asked Questions and Answers About the Annual Meeting

1.	Why am I receiving these materials?

You are receiving these materials because you are a shareholder of Nordstrom, Inc. and are entitled to receive notice of the 2006 Annual Meeting of Shareholders and to vote on matters that will be presented at the meeting.

2.	What is the purpose of the Annual Meeting?

Our shareholders meet annually to elect directors and to make decisions about other matters that come before the meeting. In addition, management will report on the performance of the Company and respond to questions from shareholders.

3.	What is a proxy?

If you designate another person to vote your stock, that other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. If you complete the enclosed proxy card to give us your proxy, you will have designated Blake W. Nordstrom, President of the Company, and David L. Mackie, a Vice President of the Company and our Corporate Secretary, as your proxies to vote your shares as directed.

4.	What is the purpose of this proxy statement?

This proxy statement provides information regarding matters to be voted on by shareholders at the Annual Meeting and other information regarding the governance of the Company.

5.	What does it mean if I receive more than one package of proxy materials?

This means that you have multiple accounts holding Nordstrom shares. These may include: accounts with our transfer agent, Mellon Investor Services LLC; accounts holding shares that you have purchased under the Company’s 401(k) Plan & Profit Sharing, stock option or employee stock purchase plans; and accounts with a broker, bank or other holder of record. Please vote all proxy cards and voting instruction forms that you receive with each package of proxy materials to ensure that all of your shares are voted.

6.	What is the record date and what does it mean?

The record date for the 2006 Annual Meeting of Shareholders is March 15, 2006. Owners of the Company’s Common Stock at the close of business on the record date are entitled to receive notice of the Annual Meeting and to vote at the meeting.

7.	Is there a minimum number of shares that must be represented in person or by proxy to hold the Annual Meeting?

Yes. A quorum is the number of shares that must be present to conduct business at the Annual Meeting. The quorum requirement is shares that represent a majority of the outstanding shares as of the record date. Shares necessary to meet the quorum requirement may be present in person or represented by proxy.

Your shares will be counted to determine whether there is a quorum if you submit a valid proxy card, voting instruction form, give proper instructions over the telephone or on the Internet, or attend the meeting in person.

8.	Who can vote on matters that will be presented at the Annual Meeting?

You can vote if you were a registered or beneficial shareholder of the Company at the close of business on the record date of March 15, 2006.

9.	What is the difference between a registered shareholder and a beneficial shareholder?

If your shares are registered directly in your name with the Company’s transfer agent, Mellon Investor Services LLC, you are considered, with respect to those shares, the “shareholder of record” or a “registered shareholder.” As a result, the Company has sent this proxy statement directly to you.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial shareholder” of shares held in street name. This proxy statement has been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the shareholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

10.	How many votes am I entitled to per share?

Each share of Common Stock is entitled to one vote on each matter properly presented at the Annual Meeting.

11.	Does the information in this proxy statement reflect the stock split that occurred in fiscal year 2005?

Yes, all stock-related numbers in these materials reflect the two-for-one stock split that was effective on June 30, 2005.

12.	Who will count the vote?

ADP Investor Communication Services was appointed by the Board of Directors to tabulate the vote and act as Inspector of Election. Information about ADP is available at www.adp.com.

13.	How do I cast my vote?

Registered Shareholders: There are three ways you can cast your vote:

•	complete and properly sign the proxy card and return it to ADP in the postage paid envelope provided. If voting by mail, please allow sufficient time for the postal service to deliver your proxy card to ADP before the meeting;

•	vote by telephone or on the Internet by following the instructions included on your proxy card; or

•	attend the meeting and deliver your completed proxy card or complete a ballot in person.

Beneficial Shareholders: Your proxy materials include a voting instruction form from the institution holding your shares. The availability of telephone or Internet voting will depend upon the institution’s voting processes. You may also vote in person at the Annual Meeting if you obtain a legal proxy from the institution holding your shares. Please contact the institution holding your shares for information.

Shareholders holding shares invested in the Company’s 401(k) Plan & Profit Sharing: If you participate in the Company’s 401(k) Plan & Profit Sharing, the number of shares of Common Stock in your account as of the record date are reflected on your proxy card and may be voted as described above for “Registered Shareholders”.

14.	What is the voting requirement to approve each of the proposals?

•	Election of Directors: The nine persons receiving the highest number of votes cast by the shares entitled to vote at the meeting will be elected.

•	All Other Proposals: All other proposals will be adopted if the votes cast in favor of the respective action exceed the votes cast against it.

15.	Can I change my mind after I vote?

Yes, if you vote by proxy, you may revoke that proxy at any time before it is voted at the meeting.

You may do this by:

•	voting again on the Internet or by telephone prior to the meeting;

•	signing another proxy card with a later date and mailing it to ADP Investor Communication Services, 51 Mercedes Way, Edgewood, NY 11717, prior to the meeting; or

•	attending the meeting in person and delivering your proxy or casting a ballot.

16.	How are my shares voted if I do not cast my vote?

Registered Shareholders: If you are a registered shareholder and do not return your voted proxy card or vote by phone or the Internet, or if you submit your proxy card with an unclear voting designation or no voting designation at all, your shares will not be voted.

Beneficial Shareholders: Your shares may be voted if they are held in the name of a broker, bank or other intermediary, even if you do not provide the holder with voting instructions. Brokerage firms and banks generally have the authority, under New York Stock Exchange rules, to vote shares on certain “routine” matters for which their customers do not provide voting instructions. Of the three proposals to be presented at the Annual Meeting of Shareholders, Proposal 1 – Election of Directors, and Proposal 3 – Ratification of the Appointment of Independent Registered Public Accounting Firm for the Company, are considered routine matters. Proposal 2 – Amendment to the Company’s Employee Stock Purchase Plan, and any other matter which may be presented at the meeting (see “Other Matters”, page 10), are not considered routine matters. When a proposal is not a routine matter and the institution holding the shares has not received voting instructions from the beneficial owner of the shares with respect to those proposals, the institution cannot vote the shares on that proposal. This is called a “broker non-vote.” Please be aware that beneficial owners of shares held by brokers, banks or other intermediaries may not vote their shares in person at the Annual Meeting unless they first obtain a written authorization to do so from their broker, bank or other intermediary and can only change or revoke previously issued voting instructions pursuant to instructions provided by their broker, bank or other intermediary.

Shareholders with shares invested in the Company’s 401(k) Plan & Profit Sharing: If your vote of Common Stock held through the Company’s 401(k) Plan & Profit Sharing is not received by 2:00 p.m. Pacific Daylight Time on May 19, 2006, then the Company’s Retirement Committee will vote your shares in the same proportion as shares that have been voted in the 401(k) Plan & Profit Sharing.

17.	Will abstentions or broker non-votes affect the voting results?

If you abstain from voting on a proposal, or if a broker or bank indicates it does not have discretionary authority to vote on a proposal, the shares will be counted for the purpose of determining if a quorum is present, but will not be included in the vote totals with respect to the proposal. Any abstention or broker non-vote (a broker non-vote is explained in the answer to Question 16) will have the effect of voting against a nominee in the election of Directors, but will have no effect on the remaining proposals to be considered at the meeting since this action does not represent votes cast by shareholders.

18.	Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and publish final results in our quarterly report on Form 10-Q (Part II, Item 4) for the second quarter ending July 29, 2006 and online at www.nordstrom.com. Go to Investor Relations, then click Financial Reports, then click Proxy Statements & Other Reports.

19.	How does a shareholder propose actions for consideration at next year’s Annual Meeting of Shareholders?

For your proposal to be considered for inclusion in our proxy statement for next year’s Annual Meeting, we must receive your written proposal no later than December 12, 2006. You should be aware that your proposal must comply with Securities & Exchange Commission (“SEC”) regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials.

Similarly, in order for you to raise a proposal (including director nominations) from the floor during next year’s meeting, we must receive written notice of the proposal between January 24, 2007 and February 23, 2007, and it must contain information required by the Company’s Bylaws, as described on page 14 of this proxy statement.

Please mail your proposals to the attention of the Corporate Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-1397.

20.	Can I receive future proxy materials online?

Yes. If you choose this option you will not receive paper copies of the proxy statement and annual report in the mail. Choosing this option will save the Company printing and mailing costs and may benefit the environment.

You may sign up to receive future proxy materials online at www.nordstrom.com. Go to Investor Relations, then click Proxy E-Delivery. If you are both a registered shareholder and a beneficial shareholder you must sign up for each category. Your choice to receive Internet distribution of your proxy materials will remain in effect until you revoke it by returning to the site and clicking the Change/Cancel Existing Enrollment link.

21.	Who will bear the costs of this proxy solicitation?

The Company will bear the cost of this proxy solicitation, including reimbursing banks and brokers for reasonable expenses of sending out proxy materials to beneficial shareholders.

22.	What if I have additional questions that are not addressed here?

You may call Investor Relations at 206-303-3200, e-mail Investor Relations at invrelations@nordstrom.com, or call the Corporate Secretary at 206-303-4401.

Proposals To Be Voted Upon

Proposal 1 Election of Directors

The Board of Directors recommends a vote FOR each nominee.

Nine Directors will be elected at the 2006 Annual Meeting of Shareholders, each to hold office until the next Annual Meeting and until a successor has been duly elected and qualified. Except for Erik B. Nordstrom and Peter E. Nordstrom, all of

the nominees listed below are currently Directors of the Company. If any nominee becomes unavailable for any reason, or if a vacancy should occur before the election, the persons named as proxies (see Question 3 on page 2) may vote for a person to be selected by the Board of Directors.

Information related to the Director nominees as of March 15, 2006 is set forth below:

Name and Age	Principal Occupation and Business Experience for Past Five Years	Director Since

Phyllis J. Campbell Age 54	President and Chief Executive Officer of the Seattle Foundation, a community-based philanthropic organization. Former President of US Bank of Washington, a division of US Bancorp. Ms. Campbell is also a director of Puget Sound Energy, Inc. and Alaska Air Group, Inc.	2004

Enrique Hernandez, Jr. Age 50	President and Chief Executive Officer of Inter-Con Security Systems, Inc., a worldwide security and facility support services provider, and Co-Founder and Principal Partner of Interspan Communications, a television broadcasting company serving Spanish-speaking audiences. Mr. Hernandez is also a director of McDonald’s Corporation, Wells Fargo & Company and Tribune Company.	1997

Jeanne P. Jackson Age 54	Founder and General Partner of MSP Capital, a consulting and investment firm. Former Chief Executive Officer of Walmart.com, an on-line retailer, former President and Chief Executive Officer of Banana Republic, a division of Gap, Inc., a retail clothing chain, and former President and Chief Executive Officer of Gap Inc. Direct, another division of Gap, Inc. Ms. Jackson is also a director of McDonald’s Corporation, Nike, Inc. and Williams-Sonoma, Inc.	2002

Robert G. Miller Age 61	Chairman of the Board of Rite-Aid, Inc., a retail pharmacy chain, and former Chief Executive Officer of that company from December 1999 to July 2003. Former Vice Chairman and Chief Operating Officer of The Kroger Co., a grocery supermarket company, from May 1999 until December 1999. Mr. Miller is also a director of Harrah’s Entertainment, Inc. and a director and Chairman of the Board of Wild Oats Markets, Inc.	2005

Blake W. Nordstrom Age 45 (a)	President of the Company. Former Co-President and Executive Vice President of the Company and former President of the Nordstrom Rack division.	2005

Erik B. Nordstrom Age 42 (a)	Executive Vice President of the Company and President Stores. Former Co-President of the Company, former Executive Vice President Full-Line Stores and former Northwest General Manager	N/A

Peter E. Nordstrom Age 44 (a)	Executive Vice President of the Company and President Merchandising. Former Co-President of the Company, former President Full-Line Stores and former Director of Full-Line Store Merchandise Strategy.	N/A

Philip G. Satre Age 56	A private equity investor. Former Chairman of the Board of Harrah’s Entertainment, Inc. from 1997 to January 2005 and former Chief Executive Officer of Harrah’s Entertainment, Inc. from 1993 to January 2003. Mr. Satre is also a director of Rite Aid Corporation, Sierra Pacific Resources and Tabcorp Holding Ltd (Australia).	2006

Alison A. Winter Age 59	President and Chief Executive Officer, and member of the Management Committee, for Northeast Personal Financial Services with The Northern Trust Corporation, a provider of banking and trust services for individuals, institutions and corporations. Former President for Midwest Personal Financial Services with The Northern Trust Corporation and former President and Chief Executive Officer of the Northern Trust of California.	2001

(a)  Blake W. Nordstrom, Erik B. Nordstrom and Peter E. Nordstrom are the sons of Bruce A. Nordstrom, a retiring Director of the Company, first cousins once removed of John N. Nordstrom, a retiring Director of the Company, and second cousins of James (Jamie) F. Nordstrom, Jr., an Executive Vice President of the Company.

Proposal 2 Approval of an Amendment to the Company’s Employee Stock Purchase Plan

The Board of Directors recommends a vote FOR this proposal.

GENERAL

At the Annual Meeting, Shareholders will be asked to approve an amendment to the Nordstrom, Inc. Employee Stock Purchase Plan (the “Stock Purchase Plan”)
which will increase the maximum number of shares of Common Stock authorized for issuance under the Stock Purchase Plan by 2,400,000 shares. The Stock

Purchase Plan offers eligible employees the opportunity to acquire a stock ownership interest in Nordstrom through periodic payroll deductions that are applied towards the purchase of Nordstrom Common Stock at a discount from the then-current market price. The primary purpose of the amendment is to ensure that Nordstrom will have a sufficient reserve of Common Stock available under the Stock Purchase Plan to provide eligible employees of Nordstrom and its participating subsidiaries with the continuing opportunity to acquire a proprietary interest in Nordstrom through participation in the Stock Purchase Plan.

The Stock Purchase Plan was originally adopted by the Board of Directors in November 1999 and approved by our Shareholders in May 2000. In February 2005, in order to mitigate the financial impact of FAS 123(R) on Nordstrom, the Compensation Committee approved an amendment to the Stock Purchase Plan effective for offering periods commencing on and after April 1, 2005, which removed the look-back feature for establishing the purchase price and which reduced the stock purchase discount from 15% to 10%. In February 2006, at the recommendation of the Compensation Committee, the Board of Directors approved the adoption of an amendment to the Stock Purchase Plan that is the subject of this Proposal and, if approved by the Shareholders, will increase the aggregate number of shares of Nordstrom Common Stock that may be purchased under the Stock Purchase Plan as of the Record Date by 2,400,000 shares. As of March 15, 2006, out of the original authorization of 7,000,000 shares, there were 1,362,889 shares available for future purchase under the Stock Purchase Plan.

The following is a summary of the principal features of the Stock Purchase Plan. This summary is qualified in all respects by reference to the full text of the Stock Purchase Plan, which has been filed with the SEC as an Appendix to this Proxy Statement.

SUMMARY OF THE PLAN

Shares of Common Stock are offered under the Stock Purchase Plan through a series of consecutive offering periods, each with a maximum duration of six months. Offering periods commence each April 1 and October 1. Purchases occur on the last trading day of each March and September.

With certain exceptions, any eligible employee of the Company on February 1 who remains an employee through April 1 may participate in the offering period commencing April 1, and any employee of the Company on August 1 who remains an employee through October 1 may participate in the offering period commencing October 1. The price at which the employee may purchase the Common Stock is 90% of the closing price for the Common Stock as reported by the New York Stock Exchange on the day the offering period terminates. An employee may elect to have up to 10% of his or her compensation withheld for the purpose of purchasing Common Stock under the Stock Purchase Plan. As of the last day of each offering period, each participant is deemed to have been granted an option to purchase up to the lesser of (i) 1,000 shares or (ii) that whole number of shares determined by dividing the amount of the participant’s compensation withheld during the offering period by 90% of the fair market value of the Common Stock as determined at the end of the offering period.

Unless the participant elects to withdraw from the offering prior to the end of an offering period, each participant who continues to be employed as an employee by the Company as of the end of an offering period is deemed to have exercised the option and purchased on such date the number of shares as may be purchased with the amount of his or her payroll deductions at the offering price (subject to the maximum number covered by his or her option). If employees subscribe to purchase more than the number of shares of Common Stock available during any offering, the available shares are allocated on a pro rata basis to subscribing employees.

The Board of Directors of the Company may at any time amend, suspend or terminate the Stock Purchase Plan. However, except in connection with certain reorganizations or recapitalizations of the Company, any increase in the aggregate number of shares of Common Stock issuable under the Stock Purchase Plan is subject to approval by a vote of the Shareholders. Moreover, the Stock Purchase Plan will automatically terminate on the date on which all shares available for issuance thereunder are sold pursuant to exercised purchase rights.

The Stock Purchase Plan is administered by the Compensation Committee, which is authorized to make rules and regulations regarding the administration and interpretation of the Stock Purchase Plan. All costs and expenses incurred in plan administration are paid by the Company without charge to participants.

FEDERAL INCOME TAX CONSEQUENCES

The Stock Purchase Plan is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), which provides that the employee does not have to pay federal income tax with respect to shares purchased under the Stock Purchase Plan until he or she sells the shares.

If the employee has owned the shares for more than one year and sells or otherwise disposes of them at least two years after the day the offering commenced, the employee will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) ten percent (10%) of the market price of the shares on the date the offering commenced over the price paid or (ii) the difference between the amount realized on the disposition over the price paid. Any additional gain upon the sale or disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such sale or disposition.

If an employee sells or otherwise disposes of the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering commenced, that employee will recognize ordinary income in the year of sale or disposition equal to the amount of the difference between the purchase price and the fair market value of the shares on the date of purchase, and the Company will receive an income tax deduction for the same amount for the taxable year in which such disposition occurs. Any additional gain or loss recognized on the sale or disposition of the stock will be short-term or long-term capital gain or loss, depending on how long the employee owned the stock.

NEW PLAN BENEFITS

Participation in the Stock Purchase Plan is entirely within the discretion of the eligible employees of the Company. As a result, the Company cannot forecast the extent of future participation. Therefore, the Company has omitted the tabular disclosure of the benefits or amounts allocated under the Stock Purchase Plan.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors believes that it is in the best interests of the Company and its Shareholders to amend the Stock Purchase Plan in order to provide the Company’s current and prospective employees with the continuing opportunity to acquire an equity interest in the Company through the Stock Purchase Plan and that this amendment will advance the interests of the Company’s shareholders. Absent the approval of this Proposal Two, it is anticipated that the reserve of Common Stock available for purchase under the Stock Purchase Plan may be exhausted by May 2007, which would at that time result in the termination of the Stock Purchase Plan.

Proposal 3 Ratification of the Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR this proposal.

Consistent with the New York Stock Exchange and SEC rules, the Company’s independent registered public accounting firm is selected by the Audit Committee of the Board of Directors. Deloitte & Touche LLP (“Deloitte”) and its predecessors have served as the Company’s independent registered public accounting firm for over thirty-five years, including the fiscal year ended January 28, 2006. Formal selection of the Company’s outside accounting firm for the current fiscal year has not yet been made since the Audit Committee has not received and considered Deloitte’s proposed service plan for the upcoming 2006 financial statement audit.

The Audit Committee expects that it will appoint Deloitte as the Company’s independent registered public accounting firm for the fiscal year ending February 3, 2007 once it receives and considers Deloitte’s service plan.

As a matter of good corporate practice to provide shareholders an avenue to express their views on this matter, the Board has determined to seek shareholder ratification of Deloitte at this time. If the shareholders do not ratify the anticipated appointment of Deloitte, the Audit Committee will take the shareholders’ view into account when considering the appointment of the Company independent registered public accounting firm. The Audit Committee may also choose a different independent registered public accounting firm even if the shareholders ratify the selection of Deloitte should the Audit Committee determine that a change would be in the best interest of the Company and our shareholders.

A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires, and will be available to respond to questions.

Audit Fees. The Company paid the following fees to Deloitte for the fiscal years ended January 28, 2006 and January 29, 2005:

Fiscal Year Ended:	January 28, 2006	% of Total Fees for Year	January 29, 2005	% of Total Fees for Year
Audit Fees (a)	$2,031,057	95%	$2,199,139	82%
Audit-Related Fees (b)	67,016	3%	214,459	8%
Tax Fees (c)	40,823	2%	270,185	10%
All Other Fees (d)	3,000	0%	—	0%
	$2,141,896	100%	$2,683,783	100%

(a)  Audit fees primarily included services for (i) auditing the consolidated financial statements of the Company and the separate financial statements of two of the Company’s wholly-owned subsidiaries, Nordstrom fsb and Façonnable SAS; (ii) reviewing the interim financial information of the Company included in its Form 10-Qs and its wholly-owned subsidiary, Nordstrom Credit, Inc.; (iii) auditing the Company’s internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; (iv) attesting to management’s report on the effectiveness of internal control over financial reporting; (v) providing services that are customarily provided by the auditor in connection with statutory and regulatory filings or engagements. Deloitte’s work on these audits was performed by full time, regular employees and partners of Deloitte. The audit fees were higher in the fiscal year ended January 29, 2005 because the Company revised its lease accounting policies following the issuance of guidance by the SEC’s Chief Accountant in February 2005; this required additional audit services from Deloitte.

(b)  Audit-related fees are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and internal control over financial reporting.

(c)  Tax fees include analysis of (i) the income tax basis of our fixed assets and (ii) foreign income taxes.

(d)  All other fees consist of an accounting research tool subscription fee.

Pre-Approval Policy

Consistent with SEC policies regarding auditor independence, the services performed by Deloitte for the fiscal years ended January 29, 2005 and January 28, 2006 were pre-approved in accordance with the pre-approval policy and procedures adopted by the Audit Committee on April 1, 2003. This policy is regularly reviewed and updated. It describes the permitted audit, audit-related, tax, and other services that Deloitte may perform. Normally, pre-approval is provided at regularly scheduled Audit Committee meetings. However, the authority to grant specific pre-approval between meetings, as necessary, has been assigned to the Chair of the Audit Committee. The Chair must update the Audit Committee at the next regularly scheduled meeting of any services that were pre-approved between meetings.

In addition, the Audit Committee requests a range of fees associated with each proposed service. Providing a range of fees for a service incorporates appropriate oversight and control of the Deloitte relationship, while permitting the Company to receive immediate assistance from Deloitte when time is of the essence.

The Committee also reviews, at each of its regularly scheduled meetings:

•	a listing of approved services since its last review;

•	a report summarizing the year-to-date services provided by Deloitte, including fees paid for those services; and

•	a projection for the current fiscal year of estimated fees.

In addition, the policy prohibits the Company from engaging the independent registered public accountants for services billed on a contingent fee basis and from hiring current or former employees of the independent auditor who have not satisfied the statutory cooling-off period.

Other Matters	The Company has been notified by People for the Ethical Treatment of Animals (PETA) that it intends to present a shareholder proposal from the floor of the

Annual Meeting relating to the Australian merino wool industry and the practice of mulesing and live-export trade. If this matter is properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to exercise their discretionary authority to vote against this proposal. To the extent any other matter is properly presented at the Annual Meeting or any convening or reconvening of the Annual Meeting upon an adjournment or postponement of the Annual Meeting, it is the intention of the persons named as proxies to vote in accordance with their best judgment.

Corporate Governance

Director Independence	The Board of Directors has affirmatively determined that the following Directors are independent within the meaning of SEC rules, the listing standards of the

New York Stock Exchange and the Company’s Corporate Governance Guidelines, and that none of these Directors have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.)

Phyllis J. Campbell	Alfred E. Osborne, Jr., PhD
Enrique Hernandez, Jr.	Philip G. Satre
Jeanne P. Jackson	Alison A. Winter
Robert G. Miller

Board Committees	The members of the Board of Directors as of the date of this proxy statement, and the Committees of the Board on which they serve, are indicated below.

Committee Charters and current Committee membership are posted on our website at www.nordstrom.com. Go to Investor Relations, then Corporate Governance.

Director	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee	Executive Committee	Finance Committee
Phyllis J. Campbell	X				X
Enrique Hernandez, Jr.	X*	X	X	X
Jeanne P. Jackson	X	X			X*
Robert G. Miller	X				X
Blake W. Nordstrom				X
Bruce A. Nordstrom				X‡	X‡
John N. Nordstrom					X‡
Alfred E. Osborne, Jr., Ph.D.	X‡	X‡	X‡*
Philip G. Satre (a)
Alison A. Winter	X	X*	X

(a)	Mr. Satre was appointed to the Board of Directors on February 21, 2006 and is currently not serving on any Committees. He will be appointed to serve on one or more Committees of the Board at the May 2006 Board of Directors meeting.

*	Committee Chair

‡	Retiring effective as of the date of the Annual Meeting.

Audit Committee.  During the past fiscal year the Audit Committee held four regularly scheduled meetings and conducted seven others via teleconference. The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibility by reviewing and appraising the following:

•	the accounting, auditing and financial reporting processes of the Company;

•	the management of business and financial risk and the internal controls environment;

•	the Company’s compliance with legal and regulatory requirements;

•	the effectiveness and efficiency of operations;

•	the integrity of the Company’s financial statements;

•	reports resulting from the performance of audits by the independent registered public accounting firm and the internal auditors;

•	the qualifications, independence and performance of the Company’s independent registered public accounting firm;

•	the performance of the Company’s internal audit function;

•	complaints registered through the Company’s Whistleblower Hotline; and

•	the performance of the Company’s Disclosure Committee.

The Audit Committee meets regularly with the independent registered public accounting firm, management and the Divisional Vice President of Internal Audit to review accounting, auditing, enterprise risk management and financial reporting matters, and compliance with laws and regulations. The Audit Committee also meets privately and separately with each of the independent registered public accounting firm, the Chief Financial Officer and the Divisional Vice President of Internal Audit.

Each member of the Audit Committee meets the independence, financial literacy and experience requirements contained in the corporate governance listing standards of the New York Stock Exchange relating to audit committees. The Board of Directors has determined that all continuing Audit Committee members qualify as “audit committee financial experts” under Item 401(h) of Regulation S-K. Although all members of our Audit Committee meet the current NYSE regulatory requirements for accounting or related financial management expertise and the Board of Directors has determined that each of them qualifies as an “audit committee financial expert,” members of our Audit Committee are not professionally engaged in the practice of auditing or accounting and are not technical experts in auditing or accounting.

Compensation Committee.  During the past fiscal year the Compensation Committee held four regularly scheduled meetings and conducted two others via teleconference. The Compensation Committee is responsible, subject to the approval of the Board of Directors when applicable, for the following:

•	evaluating annually the Company’s goals and objectives relative to the Executive Management Group members’ performance in light of these goals and objectives. (The Executive Management Group includes the Named Executive Officers shown in the Summary Compensation Table on page 29 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives);

•	conducting annual performance evaluations of the Company’s Executive Management Group members;

•	establishing guidelines for a compensation strategy for executives and measuring the performance of the Executive Management Group members against these guidelines;

•	reviewing and making recommendations to the Board of Directors regarding executives’ cash and equity-based compensation plans; and

•	reviewing and approving any benefit plans, retirement and deferred compensation or other perquisites offered to the Executive Management Group members.

Corporate Governance and Nominating Committee.  During the past fiscal year the Corporate Governance and Nominating Committee held four regularly scheduled meetings and conducted one other via teleconference. The Corporate Governance and Nominating Committee is responsible for:

•	reviewing and recommending individuals to the Board of Directors for nomination as members of the Board of Directors and its committees;

•	reviewing possible conflicts of interest of Board members and the Company’s executive officers;

•	developing and reviewing the Company’s Corporate Governance Guidelines;

•	reviewing and administering the Company’s Code of Business Conduct and Ethics;

•	reviewing the Corporate Governance and Nominating Committee’s new Director orientation program and continuing Director education programs;

•	producing and providing to the Board an annual performance evaluation of the Board, its members and each committee of the Board;

•	establishing succession procedures in the case of an emergency or the retirement of the President; and

•	recommending to the Board of Directors the form and amount of Director compensation.

The Corporate Governance and Nominating Committee is also responsible for reviewing the overall performance of the President on an annual basis. The Committee recently completed that review and is supportive of the President’s leadership of the Company.

Executive Committee.  The Executive Committee has all of the authority of the Board of Directors when the Board of Directors is not in session, except to the extent the Executive Committee’s authority is limited by the Committee’s charter, by Washington State law and by the Board of Directors’ resolution appointing the Executive Committee. The Executive Committee did not hold any meetings nor take any significant actions during the past fiscal year and historically has only exercised its authority to act on behalf of the Board of Directors in very limited circumstances.

Finance Committee.  During the past fiscal year the Finance Committee held four regularly scheduled meetings. The Finance Committee is primarily responsible for:

•	assisting the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s capital structure, financial policies, capital investments, business and financial planning and related matters;

•	reviewing the Company’s tax policies, banking relationships and borrowing facilities and cash management; and

•	monitoring the rating assigned by rating agencies to the Company’s long-term debt.

Board Meetings	During the past fiscal year, the Board of Directors held five regularly scheduled meetings, one of which was devoted entirely to Company strategy, and one additional meeting via teleconference. Committees of the Board of Directors held a total of 16 regularly scheduled meetings and 9 others via teleconference. Overall attendance at these meetings was approximately 95%. Each Director attended more than 75% of the aggregate of all meetings of the Board of Directors and the Committees on which he or she served during the year. Independent members of the Board met at each quarterly meeting of the Board in executive session without management present.

Attendance at the Annual Meeting of Shareholders	Although all members of the Board are expected to attend the Annual Meeting of
Shareholders, the Company has not adopted a formal policy on Board member attendance. Each member of the Board has indicated their intent to attend the
2006 Annual Meeting of Shareholders. Shareholders are encouraged to direct any questions that they may have to the Directors or management at that time. All members of the Board attended the 2005 Annual Meeting of Shareholders.

Lead Director/ Independent Presiding Director	Enrique Hernandez, Jr. has been the Company’s Lead Director since August
2000. As Lead Director, he plays an active role and devotes significant time and attention in advising the President, other members of the Executive Management
Group and the Chairman of the Board of Directors on such matters as strategic direction, corporate governance and overall risk assessment. He also advises the President, the Chairman of the Board of Directors and, as appropriate, Committee chairs with respect to agendas and information needs relating to Board and Committee meetings, and performs other duties that the Board of Directors may from time to time delegate to assist the Board of Directors in the fulfillment of its responsibilities. Mr. Hernandez also serves as the Company’s “Presiding Director” within the meaning of listing standards of the New York Stock Exchange. The primary responsibility of the Presiding Director is to lead regular executive sessions of the Board of Directors in which only independent Directors participate. Mr. Hernandez also serves as the Chair of the Audit Committee.

Director Nominating Process	The Corporate Governance and Nominating Committee is responsible for identifying and recommending to the Board of Directors the nominees to stand for election as Directors at each Annual Meeting of Shareholders or, if applicable,

at a special meeting of shareholders. In nominating candidates, the Corporate Governance and Nominating Committee considers several factors, including but not limited to, judgment, skill, diversity, experience with businesses and other organizations, the candidate’s experience relative to the experience of other members of the Board and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board. The Committee has not established any minimum qualifications for Committee-recommended nominees.

The Corporate Governance and Nominating Committee will consider the qualifications of Director candidates put forth by shareholders. There are no differences in criteria used or the manner in which the Committee evaluates a nominee for Director who is recommended by a shareholder. Director candidate recommendations by shareholders must be made by notice in writing delivered or mailed by first class U.S. mail, postage prepaid, to the Chair of the Corporate Governance and Nominating Committee, in care of the Corporate Secretary of the Company, 1700 Seventh Avenue, Seattle Washington 98101-1742. Please indicate on the envelope “Corporate Governance and Nominating Committee.”

As required by the Company’s Bylaws, the notice must be received by the Corporate Secretary not less than 90 days nor more than 120 days prior to the anniversary of the immediately preceding Annual Meeting of Shareholders called for the election of Directors (between January 24, 2007 and February 23, 2007.) However, if the Annual Meeting is called for a date that is not within 30 days before or after the anniversary date, or no annual meeting was held in the immediately preceding year, notice by the shareholder in order to be timely must be received no later than the close of business on the tenth day following the day on which the notice of the Annual Meeting date was mailed to shareholders.

The notice must provide the following information for each proposed nominee who is not an incumbent director that the shareholder wishes to nominate:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the number of shares of Company Common Stock which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and related rules.

The notice must also provide the following information about the shareholder giving the notice:

•	the name and record address of the shareholder;

•	the number of shares of Company Common Stock which are owned beneficially or by record by the shareholder;

•	a description of all arrangements or understandings between the shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the shareholder;

•	a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in its notice; and

•	any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and related rules.

The notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected. No director candidates were recommended by our shareholders for election at the 2006 Annual Meeting of Shareholders.

Compensation of Directors	Employee Directors of the Company are not paid any fees for serving as members of the Board or any Board committee. Non-employee Directors of the Company are paid the following for their services:

•	an annual award of Company Common Stock having a value of $75,000;

•	an annual cash retainer of $50,000;

•	the Audit Committee Chair and members are also paid annual retainers of $15,000 and $10,000, respectively;

•	the Compensation Committee Chair and members are also paid annual retainers of $12,500 and $10,000, respectively;

•	the Corporate Governance and Nominating Committee Chair and members are also all paid annual retainers of $10,000; and

•	the Finance Committee Chair and members are also all paid annual retainers of $10,000.

The Board of Directors believes that payment of a significant portion of Director fees in the form of Company Common Stock enhances the alignment of the interests of Directors with the interests of the Company’s shareholders.

Enrique Hernandez, Jr. has been the Company’s Lead Director since August 2000. As described above on page 13, Mr. Hernandez devotes significant time and attention in performing the duties required of the Lead Director. For his continued services as Lead Director, in addition to the amounts set forth above, Mr. Hernandez is annually awarded shares of the Company’s Common Stock having a value of $200,000 under the 2002 Nonemployee Director Stock Incentive Plan. Mr. Hernandez specifically requested that compensation for his position as Lead Director be in the form of Company Common Stock so as to better align his interests with those of the Company’s shareholders.

Non-employee Directors are also reimbursed for reasonable travel expenses for attending Board and Board Committee meetings, and their spouses who wish to attend the Annual Meeting of Shareholders are reimbursed for reasonable travel expenses for attending such meeting. All Directors and their spouses and eligible children may participate in the Company’s merchandise discount program. The program provides a 20% discount for all eligible non-management employees and a 33% discount for all eligible management employees, Directors and retired Directors. The discount percentage for Directors and retired Directors who must include the value of the discount in their taxable income was increased this year by 11% to help offset federal income taxes assessed on the value of this benefit.

Directors may elect to defer all or a part of their Directors’ fees under the Company’s Directors Deferred Compensation Plan, which provides for the direction of contributions to any of 15 deemed investment alternatives. Directors may also defer all or a part of their annual stock awards.

Compensation Committee Interlocks and Insider Participation	During the fiscal year ended January 28, 2006, no member of the Compensation
Committee was an employee, officer or former officer of the Company or any of its subsidiaries, and no executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company’s Board of Directors or
Compensation Committee.

Communications with Directors	Shareholders may communicate with Directors by contacting the Corporate
Secretary at (206) 303-4401 or by mail at 1700 Seventh Avenue, Seattle,
Washington 98101-1742. The Corporate Secretary will relay the question or message to the specific Director with whom the shareholder wishes to communicate. If no specific Director is requested, the Corporate Secretary will relay the question or message to the Chairman of the Board.

Additionally, the Audit Committee has established procedures to respond to possible concerns about ethics and accounting-related practices. To report your concerns please contact the Corporate Secretary at (206) 303-4401 or leave a message on the Company’s confidential hotline by calling (866) 237-0842. Your concerns will be investigated and forwarded to the Chair of the Audit Committee.

Website Access to Corporate Governance Documents	The charters for each of the standing committees of the Board of Directors, the
Company’s Corporate Governance Guidelines and Code of Business Conduct
and Ethics, which applies to all Company employees, officers and directors, as well as all Company filings made with the SEC, may be accessed through our website at www.nordstrom.com. Go to Investor Relations then Corporate Governance. Additionally, copies may be obtained from the Corporate Secretary, 1700 Seventh Avenue, Seattle, Washington 98101-1742.

Audit Committee Report	Management is responsible for the Company’s internal controls and the financial reporting process. Deloitte, the Company’s independent registered public accounting firm, reports to the Company’s Audit Committee, and is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America. Deloitte and the Company’s internal auditors have full access to the Audit Committee. These auditors meet with the Audit Committee at each of the Audit Committee’s regularly scheduled meetings, with and without management being present, to discuss appropriate matters.

The Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended January 28, 2006 be included in the Company’s Annual Report on Form 10-K for such fiscal year, based on the following:

•	its review of the Company’s audited consolidated financial statements;

•	its review of the unaudited interim financial statements and Forms 10-Q prepared each quarter by the Company;

•	its review of the Company’s disclosure committee practices and the certificates prepared each quarter in accordance with Sections 302 and 906 of the Sarbanes-Oxley Act of 2002;

•	its discussions with management regarding the critical accounting policies on which the financial statements are based, as well as its evaluation of alternative treatments;

•	its receipt of management representations that the company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States of America;

•	its discussions with management and Deloitte regarding management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Deloitte’s evaluation of the Company’s internal control over financial reporting;

•	its discussions with primary outside legal counsel regarding contingent liabilities; and

•	its receipt of the letter from Deloitte required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and its discussions with Deloitte regarding their independence, the audited consolidated financial statements, the matters required to be discussed by the Statement on Auditing Standards (SAS) No. 61 (Communication with Audit Committees), as amended by SAS No. 89, (Audit Adjustments) and SAS No. 90 (Audit Committee Communications), and other matters, including Rule 2-07 of SEC Regulation S-X.

AUDIT COMMITTEE

Phyllis J. Campbell

Enrique Hernandez, Jr., Chair

Jeanne P. Jackson

Robert G. Miller

Alfred E. Osborne, Jr., Ph.D.

Alison A. Winter

Compensation Committee Report	The Compensation Committee is responsible for reviewing and approving the compensation program for the President and the Executive Management Group,
which includes the Named Executive Officers shown in the Summary

Compensation Table on page 29 and other business unit presidents and Company executives over major organizational functions reporting to the President or other senior executives.

Guiding Principles for Total Compensation

The Company has a pay-for-performance approach to total compensation that applies to all Company employees. The Committee supports this philosophy and uses the following guiding principles in overseeing executive compensation:

•	motivate and reward our people to achieve meaningful results;

•	focus on individual and organizational achievements that are best for the Company and our shareholders;

•	attract and keep the best talent through programs that consider, but are not driven by, market practices;

•	manage the cost of our programs while maintaining their value;

•	keep things simple to promote understanding and enable employees to make informed decisions; and

•	be attuned to regulatory compliance, trends and new ideas to support our programs and a diverse workforce.

Total Compensation Components

The Committee relies on these guiding principles to oversee the total compensation program and its primary components of base salary, bonus, long-term incentives, benefits and retirement. The individual plans and programs that fall within these components make up the total compensation package for the President and members of the Executive Management Group, as follows.

Base salary	Fixed portion of pay
Bonus	Annual performance-based cash award
Long-term incentives	Stock options Performance share units Restricted stock
Broad-based benefits

Employee Stock Purchase Plan (see page 33)

Medical, dental and vision coverage (employee shares cost)

Pre-tax health and dependent care spending accounts

Adoption assistance

Employee referral services

Merchandise discount

Paid holidays and time off

Leadership Benefits

Executive Deferred Compensation Plan (see page 33)

Medical reimbursement for selected coverage

Disability coverage and life/accident insurance

Financial planning reimbursement

Parking (employee shares cost)

Leadership Separation Plan (see page 30)

Retirement	401(k) Plan & Profit Sharing (see page 33) Supplemental Executive Retirement Plan (see page 31) Retiree health coverage (retiree shares cost)

The President has elected not to receive the financial planning reimbursement benefit, the parking benefit or potential benefits under the Leadership Separation Plan.

The Committee works with management to create what they believe is the best mix of these components in delivering the executives’ total compensation. In doing so, about two-thirds of the targeted compensation package, made up of annual cash bonus and long-term incentives, is weighted towards “at risk” compensation that is earned when the Company or individual is successful in ways that also support shareholder interests. External consultants, including a compensation consultant retained by and reporting directly to the Committee, complement this process of creating the total compensation package by providing expertise and information.

Peer Group and Target Compensation

The Committee looks to external market data as one reference point in reviewing and establishing individual pay components and total compensation. For these purposes, comparisons are made to a broad retail group of about 50 companies against whom the Company competes for talent and customers. The companies include most of our direct competitors such as Dillard’s Inc., Federated Department Stores, Inc. (the parent company of Bloomingdales, Macy’s and others), The Gap Inc., J. C. Penney Company Inc., Kohl’s Corporation, Limited Brands, Inc., Saks Inc., Sears Holdings Corp and Target Corporation.

The market data is collected from the companies by an external compensation consulting firm on an annual basis. In fiscal year 2005, the average revenue size for companies in the broad retail group was approximately $10 billion. In conducting pay comparisons, market data is size adjusted using regression analysis to reflect the current revenues for Nordstrom.

Within the total compensation package, the greatest emphasis is on annual cash bonus and long-term incentive compensation that must be earned through performance. For that reason, base salary, target bonus opportunity and long-term incentive value are targeted at market levels approximating the 50th percentile. When an individual or the Company performs successfully against pre-defined performance measures, rewards through annual cash bonus and long-term incentives can exceed those target levels.

The exception here is for the President. At his request, the President’s targeted overall compensation package tracks more closely to levels below the 25th percentile for similar roles in the broad retail group. The Committee recognizes the President’s significant accomplishments in leading the Company and supports his desire for a conservative pay position that rewards him for results that contribute to success for the Company and its shareholders.

Framework for Primary Compensation Components

The framework for establishing base salary, the annual cash bonus and long-term incentives is summarized below. The President’s compensation is noted for each component. Other significant compensation plans such as the Supplemental Executive Retirement Plan and 401(k) Plan & Profit Sharing are described on pages 31 and 33.

Base salary.  Each year, the Committee begins its review of base salary by identifying pay levels for similar roles in other organizations. From here, the Committee considers the scope of responsibilities for each role, the value added by the executive throughout the year and the internal equity of established pay levels. Executives do not necessarily receive increases every year. When they do, the changes are effective April 1 of the new fiscal year. Promotional increases take place when new roles are assumed.

President’s 2005 base salary:    Again this year, the Committee proposed an increase to the President’s base salary to reflect his performance and to improve his market position relative to the broad retail group. Base salary for the broad retail group at the 50th percentile is $1,030,000. The President acknowledged the Committee’s support, but requested to maintain his base salary at $700,000 and focus instead on the annual cash bonus and long-term incentives that pay solely on performance to more closely align his compensation with shareholders’ interests. The Committee honored the President’s request to maintain his base salary at $700,000 and instead increased the President’s target bonus opportunity for fiscal year 2005 from 75% of base salary to 100% of base salary.

Annual cash bonus.  Bonus awards only pay out when pre-determined performance measures are achieved. The Committee approves the measures and target bonus opportunities at the beginning of each year after reviewing the Company’s strategic objectives and market pay information for similar roles in other organizations.

The bonus target and maximum are expressed as a percentage of base salary and the bonus measures vary by position depending on each role’s area of responsibility and influence.

	Bonus Target as a % of Base Salary	Bonus Maximum as a % of Base Salary	Bonus Measure Weighting and Definition

President	100% ($700,000)	250% = 2.5 x target ($1,750,000)	Matrix of earnings before taxes (60% weight) and return on invested capital (40% weight)

EVP and President Merchandising and EVP and President Stores	125% ($562,500)	312.5% = 2.5 x target ($1,460,250)	Matrix of earnings before taxes (60% weight) and return on invested capital (40% weight)

Other Executive Management Group members (depending on role)	60% 40% 35% (dollar value varies by individual)	150% = 2.5 x target 100% = 2.5 x target 87.5% = 2.5 x target	Measures and weightings vary, but are generally 40% - 75% earnings before taxes (or the matrix described above) and 25% - 60% business unit or position specific measures

Business unit measures relate to an executive’s area of focus and performance on net income, sales and expense. Position specific measures relate to an executive’s role and individual performance on strategic planning, budgeting, marketing, technology, succession planning and human resource programs.

President’s 2005 annual cash bonus:    The Company’s results exceeded expectations for the 2005 fiscal year. Total sales increased 8.3% to $7.7 billion; same-store sales increased 6.0%, the fourth consecutive year of same-store sales gains; the Company exceeded its 2004 best-ever gross margin performance marking the fourth consecutive year of gross margin improvement; inventory turnover increased from 4.51 in 2004 to 4.84 in 2005, the fourth consecutive year of improvement; SG&A rate (expenses as a percentage of net sales) improved for the fifth consecutive year, and was the Company’s lowest SG&A rate in over 10 years; and pre-tax margin improved for the third consecutive year, the highest level in the Company’s public history.

These accomplishments contributed to a year over year increase of 36.8% in earnings before taxes and a strong improvement in return on invested capital. Over the 2005 fiscal year, the Company’s Common Stock appreciated 77.6% and the Company’s market capitalization expanded 76.5%. The Committee believes the Company accomplished these strong results while still enhancing the customer experience.

The President’s cash bonus was based on a combination of two measures—earnings before taxes (60% weight) and return on invested capital (40% weight) as outlined above. His target bonus opportunity was 100% of base salary. Bonus target for the broad retail group at the 50th percentile is 110%. While the bonus target for the President is somewhat less than market, the maximum bonus opportunity can exceed that of other companies in the broad retail group when the Company reaches the highest levels of performance.

Company performance on the earnings before taxes and return on invested capital matrix measures resulted in a cash bonus to the President of $1,506,680 for fiscal year 2005.

Long-term incentives. Annual equity grants provide Company leaders with the opportunity for financial rewards when the stock price increases. The targeted value of these grants varies by position and is expressed as a percentage of base salary as shown below. Considerations for the percentage include market competitiveness, share usage and dilution, number of overall grantees and internal equity.

Targeted Long-Term Incentive Value as a % of Base Salary

President, EVP and President Merchandising, EVP and President Stores, EVP and Chief Financial Officer	150%

Other Executive Management Group Members	40% - 125%

For the Named Executive Officers and most other Executive Management Group members, the grant is made up of 75% stock options and 25% performance share units. The remaining Executive Management Group members receive 100% stock options. The Committee believes this mix of stock options and performance share units provides a good balance of equity-based vehicles that support successful outcomes for both short- and long-term decision making.

Stock options are granted at fair market value as of the date of grant and vest equally over a four-year period with a 10-year term. The Equity Incentive Plan does not allow for repricing, for grants below market value or for cash dividend payments on options.

Performance share units vest after a three-year performance period only when the Company’s total shareholder return (growth in stock price and reinvestment of dividends) is positive and outperforms companies in a defined peer group of direct competitors as outlined on the following page. The percentage of units that vest depends on the Company’s relative position at the end of the performance period. When the Company far outperforms the companies in the defined peer group, grantees are rewarded with more units than originally granted. This relative measurement of total shareholder return complements the absolute performance rewarded through stock options.

Performance share units vest when the Company’s total shareholder return exceeds the following corresponding percentile rankings.

Nordstrom Percentile Ranking of Total Shareholder Return	Performance Share Unit Vesting %

85th	125%
75th	100%
65th	85%
50th	75%
<50th	0%

The final percentile ranking and corresponding vesting percentage could change at the end of the performance period if there are changes in the number of companies in the defined peer group due to mergers, acquisitions, dissolutions or other industry consolidation. Regardless, performance share units will only be earned if the Company’s total shareholder return is positive and in the top half of companies in the defined peer group.

Vested units are paid in cash or shares of the Company’s Common Stock or may be deferred into the Executive Deferred Compensation Plan at the election of the executive made prior to vesting. Each vested unit is valued based on the closing price of the Company’s Common Stock on the last business day of the three-year period.

Defined Peer Group for the 2003 Performance Share Units: The defined peer group for the performance share units granted on February 18, 2003 and completing their 3-year performance period on January 31, 2006, included the nine direct competitors listed on page 18 as well as May Department Stores Company and Neiman Marcus. Before the end of the 3-year performance period, May Department Stores Company was acquired by Federated Department Stores, Inc., and Neiman Marcus was acquired by private investors reducing the defined peer group from eleven to nine companies.

As a result of the reduction in the number of companies in the defined peer group, when the Committee certified performance achievement of the 2003 performance share units, it also approved a reapplication of the vesting schedule shown on the previous page. The relative ranking of Nordstrom total shareholder return was not impacted as it continued to outperform all companies in the peer group.

President’s 2005 long-term incentives: The President’s targeted long-term incentive value is 150% of base salary. The long-term incentive percentage of base salary for the broad retail group at the 50th percentile is 335%. In fiscal year 2005, the President received an option to purchase 67,502 shares of Common Stock and 13,500 performance share units. This represented approximately 3% of all options, performance share units and shares granted throughout the Company during the 2005 fiscal year.

The performance share units granted to the President (and other eligible executives, including the remaining Named Executive Officers) on February 18, 2003 ended their three-year performance period on January 31, 2006. Over the course of the performance period, Nordstrom total shareholder return outperformed all companies in the defined peer group which resulted in the units vesting at 125% of the original number granted.

Based on the vesting, the President’s 19,444 performance share units at grant in 2003 were paid out as 24,305 units in 2006. The value of the units was calculated based on the number of vested units multiplied by the closing price of the stock on the last business day of the three-year performance period as outlined below.

Units at Grant	x	Vesting %	=	Units at Vest	x	Stock Price	=	Payout Value
19,444	x	125%	=	24,305	x	$41.72	=	$1,014,005

The President elected to have his 2003 vested performance share units be paid in cash.

Defined Peer Group for 2006 Performance Share Units: The Committee approved a change in the defined peer group used to determine vesting for the 2006 performance share unit grant and beyond so that in addition to the nine direct competitors listed on page 18 it will also include Abercrombie & Fitch Co., AnnTaylor Stores Corporation, Chico’s FAS Inc., The Talbots Inc., Tiffany & Company and Urban Outfitters Inc, for a total of 15 companies. These companies were added to fill the vacancies created by May Department Stores Company and Neiman Marcus, to better represent our direct competitors and to provide additional peers in the event of future industry consolidation. In making the change, the Committee reviewed the potential impacts of the larger group on completed performance cycles and did not observe significant differences or advantages to the Company in the vesting result.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to public corporations for compensation over $1 million paid to any Named Executive Officer. The statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. The Company’s shareholder-approved 2004 Equity Incentive Plan and Executive Management Group Bonus Plan are designed to satisfy those requirements.

COMPENSATION COMMITTEE

Enrique Hernandez, Jr.

Jeanne P. Jackson

Alfred E. Osborne, Jr., Ph.D.

Alison A. Winter, Chair

Security Ownership of Certain Beneficial Owners and Management

Stock Ownership and Guidelines

In order to align their interests with the interests of our shareholders, the Company encourages ownership of Company Common Stock by its Directors, officers and employees. We do this in a number of ways, including:

•	paying Directors a significant portion of their yearly retainer in shares of the Company’s Common Stock;

•	making stock options and other equity-based awards under the Company’s equity plans a significant portion of each executive’s compensation;

•	providing the opportunity for employees to purchase the Company’s Common Stock under the Company’s Employee Stock Purchase Plan; and

•	providing the opportunity for employees to invest in the Company’s Common Stock under the Company’s 401(k) Plan & Profit Sharing; and

We have also adopted specific stock ownership guidelines for our directors and for our executives.

The Director Stock Ownership Policy requires each Director, within five years of joining the Board, to own Company Common Stock having a value of three times the annual director stock award and cash retainer fee. Under this policy, Directors are currently required to own Company Common Stock having a value of at least $375,000.

The Executive Stock Ownership Guidelines apply to approximately 100 senior-level executives in the Company. The individuals have five years to accumulate a targeted number of shares of Company Common Stock, including shares accumulated in their 401(k) Plan & Profit Sharing accounts, having a value established through a multiple of base salary as of April 1, 2004. New executives have a prorated target. The multiples of base salary for the Named Executive Officers, shown in the Summary Compensation Table on page 29, and others are:

•	six times for the President;

•	three times for the EVP and President Merchandising, the EVP and President Stores, and the EVP and Chief Financial Officer;

•	two times for the EVP and President Nordstrom Product Group, other business unit Presidents, and heads of major organizational functions reporting to the President and other senior executives; and

•	one times for the next level of leadership (titles vary).

The Named Executive Officers are all on track to meet or exceed their ownership multiple by the established date.

Table of Beneficial Ownership	The following table shows the amount of Common Stock beneficially owned
(unless otherwise indicated) by holders of more than five percent of the outstanding shares of the Company’s Common Stock, by our directors and director nominees, by the Named Executive Officers, and by all directors and executive officers of the Company as a group. Except as otherwise noted, all information is as of March 15, 2006.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Ownership
Bruce A. Nordstrom 1617 Sixth Avenue Seattle, Washington 98101-1742	21,549,535	(a)	7.97%
Anne Gittinger 1617 Sixth Avenue Seattle, Washington 98101-1742	21,005,778	(b)	7.76%
Blake W. Nordstrom	2,785,538	(c)	1.03%
Erik B. Nordstrom	2,369,889	(d)	*
Peter E. Nordstrom	2,248,109	(e)	*
John N. Nordstrom	1,587,371	(f)	*
Michael G. Koppel	257,357	(g)	*
James R. O’Neal	102,011	(h)	*
Enrique Hernandez, Jr.	55,270	(i)	*
Alfred E. Osborne, Jr., Ph.D.	36,345	(j)	*
Alison A. Winter	33,559	(k)	*
Jeanne P. Jackson	11,943	(l)	*
Phyllis J. Campbell	5,174	(m)	*
Robert G. Miller	2,169	(n)	*
Philip G. Satre	469	(o)	*
Directors, director nominees and executive officers as a group (29 persons)	32,727,034	(p)	11.99%

*	Does not exceed 1% of the Company’s outstanding Common Stock.

(a)	Bruce A. Nordstrom’s amount and nature of beneficial ownership includes:
•	12,849,696 shares owned by him directly;
•	7,503 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors;
•	201,776 shares owned by his wife individually; and
•	8,490,560 shares held by trusts of which he is a trustee and beneficiary.

*	Does not include:
•	6,551,128 shares held by trusts of which he is a co-trustee.

(b)	Anne E. Gittinger’s amount and nature of beneficial ownership includes:
•	13,879,245 shares owned by her directly;
•	2,829 shares held by her in the Company’s 401(k) Plan & Profit Sharing;
•	1,555,200 shares held by a trust of which she is a trustee and beneficiary;
•	5,501,520 shares held by a trust of which she is the beneficiary; and
•	66,984 shares held by her husband individually.

(c)	Blake W. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,598,760 shares owned by him directly;
•	59,543 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	696,612 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2006;
•	370,171 shares owned by his wife individually;
•	48,478 shares held by trusts of which he is a trustee; and
•	11,974 shares held in a custodial account of which he is the custodian.

(d)	Erik B. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,896,352 shares owned by him directly;
•	15,893 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	359,004 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2006;
•	35,163 shares owned by his wife individually; and
•	63,477 shares held by trusts of which he is the trustee.

*	Does not include:
•	52,436 shares held by trusts of which he is the trustee.

(e)	Peter E. Nordstrom’s amount and nature of beneficial ownership includes:
•	1,965,911 shares owned by him directly;
•	18,912 shares held by him in the Company’s 401(k) Plan & Profit Sharing; and
•	263,286 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2006,

*	Does not include:
•	62,770 shares held by trusts of which he is the trustee.

(f)	John N. Nordstrom’s amount and nature of beneficial ownership includes:
•	495,349 shares owned by him directly;
•	324,588 shares owned by his wife individually;
•	8,024 shares held by trusts of which he is the trustee; and
•	759,410 shares held by the John N. Nordstrom Interests, L.P. of which he is a general partner. He disclaims beneficial ownership of the shares held by the John N. Nordstrom Interests, L.P. that exceed the greater of his proportionate interest in the profits or capital account of the partnership.

(g)	Michael G. Koppel’s amount and nature of beneficial ownership includes:
•	24,970 shares owned by him directly;
•	21,522 stock units held under the Executive Deferred Compensation Plan; and
•	210,865 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2006.

(h)	James R. O’Neal’s amount and nature of beneficial ownership includes:
•	14,855 shares owned by him directly;
•	7,601 shares held by him in the Company’s 401(k) Plan & Profit Sharing;
•	58,755 shares that may be acquired by him through stock options exercisable within 60 days after March 15, 2006;
•	5,751 shares owned by his wife directly;
•	1,925 shares held by his wife in the Company’s 401(k) Plan & Profit Sharing; and
•	13,124 shares that may be acquired by his wife through stock options exercisable within 60 days after March 15, 2006.

(i)	Enrique Hernandez’ amount and nature of beneficial ownership includes:
•	12,546 shares owned by him directly;
•	10,036 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors;
•	7,688 deferred restricted shares; and
•	25,000 shares that may be acquired by him through a currently exercisable stock option.

*	Does not include:
•

200,000 stock appreciation units granted under the Directors Deferred Compensation Plan, each of which is convertible at any time upon his election or when he ceases to be a member of the Board of Directors into a dollar amount equal to the difference in the value of a share of Common Stock on the date the stock appreciation unit was awarded ($8.03 as to 50,000 stock appreciation units, $9.11 as to 75,000 stock appreciation units, and $10.04 as to another 75,000 stock appreciation units) and the value of a share of Common Stock on the date the stock appreciation unit is converted.

(j)	Alfred E. Osborne’s amount and nature of beneficial ownership includes:
•	20,102 shares owned by him directly;
•	9,943 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including his retirement from the Board of Directors;
•	1,200 shares held by his wife;
•	300 shares held by his wife as trustee for the benefit of child; and
•	4,800 shares held by a corporation of which he is the sole shareholder.

(k)	Alison A. Winter’s amount and nature of beneficial ownership includes:
•	14,959 shares owned by her directly;
•	18,000 shares held by a trust of which she and her husband are trustees and beneficiaries;
•	200 shares held by her son in an account over which she shares investment power;
•	200 shares held by her daughter in an account over which she shares investment power; and
•	200 shares held by her husband in a retirement account over which she shares investment power.

(l)	Jeanne P. Jackson’s amount and nature of beneficial ownership includes:
•	1,867 shares owned by her directly; and
•	10,076 shares held by a trust of which she and her husband are trustees and beneficiaries.

(m)	Phyllis A. Campbell’s amount and nature of beneficial ownership includes:
•	2,986 shares owned by her directly; and
•	2,188 deferred stock units. The stock units are convertible into Common Stock and payable upon the occurrence of certain events, including her retirement from the Board of Directors.

(n)	Robert G. Miller’s amount and nature of beneficial ownership includes:
•	2,169 shares owned by him directly.

(o)	Philip G. Satre’s amount and nature of beneficial ownership includes:
•	469 shares owned by him directly.

(p)	Collectively, the combined amount and nature of beneficial ownership for the Directors, director nominees and executive officers include:
•	759,410 shares held by the John N. Nordstrom Interests, L.P.;
•	37,358 stock units held by participating directors under the Directors Deferred Compensation Plan;
•	89,664 stock units held by participating executive officers under the Executive Deferred Compensation Plan;
•	141,336 shares held by participating executive officers and their eligible spouses in the Company’s 401(k) Plan & Profit Sharing as of the most recent Plan statement dated February 28, 2006;
•	2,201,944 shares that may be acquired by the directors and executive officers and their eligible spouses as a group through stock options exercisable within 60 days after March 15, 2006.

Section 16(a) Beneficial Ownership Reporting Compliance	Based upon a review of filings with the SEC and written representations that no other reports were required, the Company believes that during the fiscal year ended January 28, 2006 all of our directors and executive officers complied with the filing requirements of Section 16(a) of the Exchange Act, except the following: due to administrative errors, Peter F. Collins filed one late report relating to one tax withholding obligation on the vesting of restricted shares, Kevin T. Knight filed one report late relating to one open-market sale of shares, and Suzanne R. Patneaude, a retired executive officer, filed one late report relating to the exercise of one stock option.

Executive Officers

The names and ages of the Company’s Executive Officers, and their positions, terms of office, family relationships and business experience are listed below. All information is as of March 15, 2006.

Name	Age	Title	Officer Since	Family Relationship
Laurie M. Black	46	Executive Vice President and General Merchandise Manager, Cosmetics Division	1997	None
Mark S. Brashear	44	Executive Vice President and President Façonnable	2001	None
Peter F. Collins	41	Divisional Vice President, Corporate Controller and Principal Accounting Officer	2005	None
Paul F. Favaro	47	Executive Vice President, Strategy and Development	2005	None
Linda Toschi Finn	58	Executive Vice President, Marketing	1998	None
Kevin T. Knight	50	Executive Vice President; Chairman and Chief Executive Officer of Nordstrom fsb; and President Nordstrom Credit, Inc.	1998	None
Michael G. Koppel	49	Executive Vice President and Chief Financial Officer	1999	None
Daniel F. Little	44	Executive Vice President and Chief Administrative Officer	2003	None
David Loretta	38	Treasurer and Divisional Vice President	2006	None
David L. Mackie	57	Vice President, Real Estate and Corporate Secretary	1989	None
Scott A. Meden	43	Executive Vice President and President Nordstrom Rack	2006	None
Jack H. Minuk	51	Executive Vice President and General Merchandise Manager, Shoe Division	2005	None
Margaret Myers	59	Executive Vice President and General Merchandise Manager, Accessories and Women’s Specialized Divisions	2005	None
Blake W. Nordstrom	45	President	1991	Brother of Erik B. and Peter E. Nordstrom and second cousin of James F. Nordstrom, Jr., all Executive Vice Presidents of the Company; son of Bruce A. Nordstrom, a Director and Officer of the Company; and first cousin once removed of John N. Nordstrom, a Director of the Company.
Bruce A. Nordstrom	72	Chairman of the Board of Directors	1966	Father of Blake W. Nordstrom, President of the Company; father of Erik B. and Peter E. Nordstrom, and first cousin once removed of James F. Nordstrom, Jr., all Executive Vice Presidents of the Company; and first cousin of John N. Nordstrom, a Director of the Company.
Erik B. Nordstrom	42	Executive Vice President and President Stores	1995	Brother of Blake W. Nordstrom, President of the Company; brother of Peter E. Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company; son of Bruce A. Nordstrom, a Director and Officer of the Company; and first cousin once removed of John N. Nordstrom, a Director of the Company.
James (Jamie) F. Nordstrom, Jr.	33	Executive Vice President and President Nordstrom Direct	2005	Second cousin of Blake W. Nordstrom, President of the Company, second cousin of Peter E. and Erik B. Nordstrom, each an Executive Vice President of the Company; nephew of John N. Nordstrom, a Director of the Company; and first cousin once removed of Bruce A. Nordstrom, a Director and Officer of the Company.
Peter E. Nordstrom	44	Executive Vice President and President Merchandising	1995	Brother of Blake W. Nordstrom, President of the Company; brother of Erik B. Nordstrom and second cousin of James F. Nordstrom, Jr., each an Executive Vice President of the Company; son of Bruce A. Nordstrom, a Director and Officer of the Company; and first cousin once removed of John N. Nordstrom, a Director of the Company.
James R. O’Neal	47	Executive Vice President and President Nordstrom Product Group	1997	None
Loretta Soffe	39	Executive Vice President and General Merchandise Manager, Women’s Apparel Division	2005	None
Delena M. Sunday	45	Executive Vice President, Human Resources and Diversity Affairs	1998	None
David M. Witman	47	Executive Vice President, and General Merchandise Manager, Men’s and Kidswear Divisions	2005	None

•	Laurie M. Black was named Executive Vice President and General Merchandise Manager, Cosmetics Division, in February 2006. She previously served as Executive Vice President and President Nordstrom Rack from December 2001 to March 2006, as Vice President and Corporate Merchandise Manager from May 2000 to December 2001, and as Vice President and Northwest Divisional Merchandise Manager from 1999 to 2000. Ms. Black has been employed by the Company since 1978.

•	Mark S. Brashear was named Executive Vice President and President Façonnable in December 2001. He previously served as Executive Vice President and Southwest General Manager from February 2001 to December 2001, and as Divisional Vice President and Strategic Planning Manager of the Southwest Business Unit from 1999 to 2001. Mr. Brashear has been employed by the Company since 1985.

•	Peter F. Collins was appointed as the Company’s Principal Accounting Officer in February 2005 and has also served as the Company’s Divisional Vice President/Corporate Controller since he joined the Company in April 2004. From July 2002 to March 2004, Mr. Collins was employed at Albertson’s, Inc., most recently as a Group Vice President and Controller. Mr. Collins also served in various capacities within Arthur Andersen LLP from 1986 to July 2002, and was named a partner in 1998.

•	Paul F. Favaro joined the Company as Executive Vice President, Strategy and Development, in February 2005. Prior to joining the Company he provided the Company and other clients with top management strategy and organization services from March 2003 to February 2005 through Agilis, Inc., a consulting firm he founded in 2003. In September 2003 Mr. Favaro became an adjunct professor of strategy and management at Northwestern University’s Kellogg School of Management. From 1987 through December 2003 he was a managing partner with Marakon Associates, an international strategy consulting firm.

•	Linda Toschi Finn was named Executive Vice President, Marketing in September 2000. She previously served as Vice President and Marketing Director, Full-Line Store Group from 1999 to 2000 and as Vice President, Sales and Promotion from 1998 to 1999. Ms Finn has been employed by the Company since 1975.

•	Kevin T. Knight was named Executive Vice President of the Company in September 2000. He also serves as Chairman and Chief Executive Officer of Nordstrom fsb, President Nordstrom Credit, Inc., and, as of February 2000, President Nordstrom Credit Group. He joined the Company in 1998 as Vice President and served in that capacity until September 2000.

•	Michael G. Koppel was named Executive Vice President and Chief Financial Officer in May 2001. From 1999 to 2001, he served as Vice President, Corporate Controller and Principal Accounting Officer. Mr. Koppel previously served as Chief Operating Officer of CML Group, a specialty retail holding company, and as Chief Financial Officer of Lids Corporation, a mall based specialty retailer from 1997 through 1998.

•	Daniel F. Little was named Executive Vice President and Chief Administrative Officer in March 2003. From July 2002 until March 2003, he served as Vice President, Supply Chain Strategy. Mr. Little previously spent nine years working in various assignments with Colgate-Palmolive, most recently as Manufacturing General Manager for Personal Care Products in Europe.

•	David Loretta was named Treasurer in February 2006 and has served as Divisional Vice President since March 2005. From February 2002 until February 2006 he served as Director of Treasury. Mr. Loretta previously was employed by the Company’s “direct-to-customer” subsidiary, Nordstrom.com, as Controller from December 2000 to February 2002, and as Manager of Financial Planning and Analysis from January 2000 to December 2000.

•	David L. Mackie was named Vice President, Real Estate and Corporate Secretary in December 2002. He previously served as Vice President, Real Estate and Director of Legal Affairs from June 2001 to December 2002 and as Vice President, Real Estate from 1989 to May 2001. Mr. Mackie has been employed by the Company since 1983.

•	Scott A. Meden was named Executive Vice President and President Nordstrom Rack in February 2006. He previously served as Divisional Merchandise Manager from September 2002 to January 2006, as Director of Business Planning and Analysis from 2001 to September 2002, and as Financial Manager Shoes from 1999 to 2001. He has been employed by the Company since 1985.

•	Jack H. Minuk was named Executive Vice President and General Merchandise Manager, Shoe Division, in November 2005. He previously served as Vice President and Corporate Merchandise Manager from 1998 to November 2005. Mr. Minuk has been employed by the Company since 1981.

•	Margaret Myers was named Executive Vice President and General Merchandise Manager, Accessories and Women’s Specialized Divisions, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from 2001 to November 2005, as Product Market Leader from 2000 to 2001, and as Divisional Merchandise Manager from 1998 to 2000. Ms. Myers has been employed by the Company since 1984.

•	Blake W. Nordstrom was named President of the Company in August 2000. He previously served as Executive Vice President and President Nordstrom Rack from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1976.

•	Bruce A. Nordstrom was named Chairman of the Board of Directors in August 2000. He has served as a Director of the Company since 1966, and served as Co-Chairman of the Board of Directors from 1971 until 1995. Mr. Nordstrom is a grandson of the Company founder and, with his cousins John N. Nordstrom and James F. Nordstrom and his former brother-in-law John A. McMillan, he assumed leadership of the Company from the second generation in 1968.

•	Erik B. Nordstrom was named Executive Vice President and President Stores in February 2006. From August 2000 to February 2006, he served as Executive Vice President, Full-Line Stores. He previously served as Executive Vice President and Northwest General Manager from February 2000 to August 2000, and as Co-President of the Company from 1995 to February 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1979.

•	James (Jamie) F. Nordstrom, Jr. was named Executive Vice President of the Company and President Nordstrom Direct in February 2005. He previously served as Corporate Merchandise Manager, Children’s Shoes, from May 2002 to February 2005, and as a project manager for the design and implementation of the Company’s inventory management system from 1999 to May 2002. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1986.

•	Peter E. Nordstrom was named Executive Vice President and President Merchandising in Feburary 2006. From September 2000 to February 2006, he served as Executive Vice President and President Full-Line Stores. He previously served as Executive Vice President and Director of Full-Line Store Merchandise Strategy from February 2000 to September 2000, and as Co-President of the Company from 1995 to 2000. Mr. Nordstrom is a great-grandson of the Company founder and has been employed by the Company since 1978.

•	James R. O’Neal was named Executive Vice President and President Nordstrom Product Group in December 2001. He previously served as Executive Vice President and General Manager of the East Coast from August 2000 to December 2001, and as Executive Vice President and Southwest General Manager from 1997 to December 2001. Mr. O’Neal has been employed by the Company since 1980.

•	Loretta Soffe was named Executive Vice President and General Merchandise Manager, Women’s Apparel Division, in November 2005. She previously served as Vice President and Corporate Merchandise Manager from April 2001 to November 2005, as Corporate Merchandise Manager from January 2001 to April 2001, as Product Market Leader from 2000 to January 2001, and as National Buyer from 1999 to 2000. Ms. Soffe has been employed by the Company since 1987.

•	Delena M. Sunday was named Executive Vice President, Human Resources and Diversity Affairs in November 2002. She previously served as Executive Vice President, Diversity Affairs from 2000 to November 2002, and as Vice President, Diversity Affairs from 1998 to 2000. Ms. Sunday has been employed by the Company since 1980.

•	David M. Witman was named Executive Vice President and General Merchandise Manager, Men’s and Kidswear Divisions, in November 2005. He previously served as Divisional Vice President and Corporate Merchandise Manager from 2001 to November 2005, and as Divisional Vice President and Menswear Product Market Leader from 1999 to 2001. Mr. Witman has been employed by the Company since 1987.

The officers are appointed annually by the Board of Directors following each year’s Annual Meeting of Shareholders. Officers serve at the discretion of the Board of Directors.

Compensation of Executive Officers

Summary Compensation Table

The following table summarizes compensation paid or accrued by the Company for services rendered by the President and the four other most highly compensated executive officers (Named Executive Officers) for the periods indicated:

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Fiscal Year (a)	Salary	Bonus (b)	Other Annual Compensation (c)	Number of Stock Options	Performance Share Unit Payouts (d)	All Other Compensation (e)
Blake W. Nordstrom President	2005 2004 2003	$700,000 $700,000 $700,000	$1,506,680 $1,312,500 $1,312,500	$5,220 $2,698 $0	67,502 80,522 87,500	$1,014,005 $713,497 $773,719	$18,390 $15,423 $15,050
Peter E. Nordstrom EVP and President Merchandising	2005 2004 2003	$445,833 $420,833 $397,833	$1,184,091 $637,500 $600,000	$4,380 $3,051 $0	40,984 46,012 93,444	$1,082,947 $416,217 $451,361	$17,495 $14,921 $14,597
Erik B. Nordstrom EVP and President Stores	2005 2004 2003	$445,833 $420,833 $395,333	$1,184,091 $637,500 $600,000	$8,490 $10,804 $0	40,984 46,012 93,444	$1,082,947 $209,284 $226,958	$17,495 $14,921 $14,593
Michael G. Koppel EVP and Chief Financial Officer	2005 2004 2003	$405,833 $385,000 $381,167	$489,368 $570,605 $577,500	$11,534 $14,864 $431	37,126 44,286 87,214	$1,010,667 $386,483 $419,085	$17,789 $15,137 $12,749
James R. O’Neal EVP and President Nordstrom Product Group	2005 2004 2003	$383,333 $373,333 $360,333	$488,246 $548,494 $547,500	$8,648 $6,653 $0	30,154 34,988 67,442	$781,624 $386,483 $223,519	$17,666 $15,101 $14,781

(a)	Nordstrom adopted a 4-5-4 calendar for the fiscal year 2003. The fiscal year 2005 ended on January 28, 2006, the fiscal year 2004 ended on January 29, 2005, and the fiscal year 2003 ended on January 31, 2004.

(b)	In 2004, the Named Executive Officers were permitted to elect to receive Common Stock in lieu of a portion of their cash bonus attributed to earnings before taxes. The value of the stock was established on a dollar for dollar basis with no premium or discount.

(c) and (e)	In 2005, Other Annual Compensation and All Other Compensation included the following:

	2005 Other Annual Compensation (c)			2005 All Other Compensation (e)
Name	Parking	Medical Reimbursement	Financial Planning Reimbursement	Profit Sharing Benefits	401(k) Plan Company Match	Premiums on Excess Term Life Insurance
Blake W. Nordstrom	$0	$5,220	$0	$8,505	$8,400	$1,485
Peter E. Nordstrom	$2,405	$1,975	$0	$8,505	$8,400	$590
Erik B. Nordstrom	$2,405	$5,744	$341	$8,505	$8,400	$590
Michael G. Koppel	$2,405	$5,229	$3,900	$8,505	$8,400	$884
James R. O’Neal	$2,405	$1,512	$4,731	$8,505	$8,400	$761

(d)	The cash value of performance share unit payouts is based on the number of vested units multiplied by the closing price of the Company’s stock on the last business day of the grant’s three-year performance period. The Named Executive officers and other grantees are permitted to elect to settle the vested units in stock at an equivalent value. The units valued for the 2005 payout were granted February 18, 2003 and ended their performance period on January 31, 2006. Performance share units are described in more detail within the Compensation Committee Report.

Performance Share Unit Award Table	The following table reports information concerning performance share units awarded during the fiscal year ended January 28, 2006 to the Named Executive Officers:

	Number of Performance Share Units Granted	Performance Period Until Payout	Potential Vested Performance Share Units at Payout
Name			Threshold (75% vested)	Target (100% vested)	Maximum (125% vested)
Blake W. Nordstrom	13,500	3 years	10,125	13,500	16,875
Peter E. Nordstrom	8,196	3 years	6,147	8,196	10,245
Erik B. Nordstrom	8,196	3 years	6,147	8,196	10,245
Michael G. Koppel	7,426	3 years	5,569.5	7,426	9,282.5
James R. O’Neal	6,030	3 years	4,522.5	6,030	7,537.5

Performance share units vest after a three-year performance period only when the Company’s total shareholder return is positive and is in the top half of companies in the defined peer group. The percentage of units vested can range from 0% to a maximum of 125% depending on the Company’s relative position at the end of the three-year performance period. Performance share units are described in more detail within the Compensation Committee Report.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

The Company does not have employment contracts with any of the Named
Executive Officers.

Under the Nordstrom Leadership Separation Plan, designated leaders, including the Named Executive Officers, are eligible to receive the following benefits based on leadership level and years of service upon involuntary termination of employment by the Company other than for cause:

•	cash separation payment, reduced by any benefit provided the Named Executive Officer under the Supplemental Executive Retirement Plan. The maximum cash separation payment is two years of annual base salary;

•	cash payment representing the cost of the Company-paid portion of continued medical and dental benefits for up to a maximum of twelve months. If benefits are elected by the participant, they must contribute an amount equal to an active employee payment; and

•	up to six months of outplacement services.

In order to receive these benefits, a Named Executive Officer must release the Company from any claims he or she may have.

The President has elected not to receive any potential separation benefits under the Nordstrom Leadership Separation Plan upon termination.

Other than mentioned elsewhere in this proxy statement in connection with specific benefit plans, the Company does not provide any benefits upon a change in control of the Company.

Option Grants	The following table reports information concerning option grants during the fiscal year ended January 28, 2006 to the Named Executive Officers:

	Number of Options Granted (a)	Percent of Total Options Granted to Employees in Fiscal Year	Grant Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms (b)
Name					5%	10%
Blake W. Nordstrom	67,502	2.64%	$26.01	2/23/2015	$1,104,167	$2,798,177
Peter E. Nordstrom	40,984	1.60%	$26.01	2/23/2015	$670,398	$1,698,920
Erik B. Nordstrom	40,984	1.60%	$26.01	2/23/2015	$670,398	$1,698,920
Michael G. Koppel	37,126	1.45%	$26.01	2/23/2015	$607,290	$1,538,993
James R. O’Neal	30,154	1.18%	$26.01	2/23/2015	$493,246	$1,249,981

(a)	Options were granted at the fair market value of the Company’s Common Stock on February 23, 2005, the date of the grant. These options vest and become exercisable in four equal annual installments beginning one year from the date of grant. To the extent not already exercisable, options generally become exercisable upon a change of control of the Company or a sale of substantially all of its assets.

(b)	The potential realizable value is calculated by growing the grant price by five and ten percent over a ten-year period, reducing the appreciated value by the original grant price and multiplying by the number of options granted.

Option Exercises and Year End Value Table	The following table sets forth information concerning option exercises during the fiscal year ended January 28, 2006 and the value of options held on that date by the Named Executive Officers:

	Number of Shares Acquired on Exercise	Dollar Value Realized (a)	Number of Unexercised Options Held at January 28, 2006		Dollar Value of Unexercised, In-the-Money Options Held at January 28, 2006(b)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Blake W. Nordstrom	10,420	$206,658	540,846	272,738	$15,964,631	$6,789,758
Peter E. Nordstrom	64,418	$707,607	128,168	212,220	$3,614,362	$5,541,361
Erik B. Nordstrom	115,802	$1,074,601	231,606	204,500	$7,005,733	$5,312,849
Michael G. Koppel	66,118	$1,533,918	154,292	144,966	$4,836,375	$3,697,626
James R. O’Neal	47,360	$668,063	113,686	123,562	$3,217,581	$3,169,461

(a)	The dollar value realized equals the difference between the fair market value of the Company’s Common Stock on the date of exercise and the grant price, multiplied by the number of shares acquired on exercise.

(b)	The dollar value of unexercised, in-the-money options equals the difference between the closing price of the Company’s Common Stock on January 28, 2006 and the grant price, multiplied by the number of in-the-money options both exercisable and unexercisable.

Pension Plan Table

The Nordstrom Supplemental Executive Retirement Plan (“SERP”) is a reward for sustained contribution by executives in significant organizational roles that adds to their financial security upon retirement.

Participants are eligible for a full SERP benefit at normal retirement age of 58 with 25 years of service. They may retire and receive a benefit between the ages of 53 and 57 with at least 10 years of service, but the benefit is reduced 10% for each year that retirement age is less than 58. Additional reductions are made to the benefit at any retirement age if the participant has less than 25 years of service.

The Plan provides a benefit to approximately 45 executives at two different Tier levels depending on the participant’s role in the organization. The Named Executive Officers are eligible for the SERP benefit at Tier level I, except as noted for James R. O’Neal. The primary participants and benefit provisions at each Tier are outlined in the table below.

SERP Level	Primary Participants	Full Benefit
Tier I	• President • Business unit Presidents and heads of major organizational functions reporting to the President • General Merchandise Managers	40% of final average pay (1.6% per year for up to 25 years)
Tier II	• Corporate Merchandise Managers • Regional Managers	20% of final average pay (0.8% per year for up to 25 years)

“Final average pay” is the average base pay and annual cash bonus of the highest 36 months over the longer of the most recent 5 years of service or the entire period of service after the participant’s 53rd birthday. There is no offset for Social Security or other Company retirement benefits such as 401(k) Plan and Profit Sharing. The annual SERP benefit is paid upon retirement for the remaining life of the executive with a 50% annuity paid to the surviving spouse or life partner upon the executive’s death.

The table below shows the estimated annual SERP benefit payable to the Named Executive Officers upon normal retirement at age 58, with the exception of James R. O’Neal as noted. For purposes of reporting, the estimated benefit reflected here is based on base pay and annual cash bonus as shown for the three years in the Summary Compensation Table.

Average Reported Base Salary and Cash Bonus	Years of Service
	10	15	20	25
$800,000	$128,000	$192,000	$256,000	$320,000
$900,000	$144,000	$216,000	$288,000	$360,000
$1,000,000	$160,000	$240,000	$320,000	$400,000
$1,100,000	$176,000	$264,000	$352,000	$440,000
$1,200,000	$192,000	$288,000	$384,000	$480,000
$1,300,000	$208,000	$312,000	$416,000	$520,000
$1,400,000	$224,000	$336,000	$448,000	$560,000
$1,500,000	$240,000	$360,000	$480,000	$600,000
$1,600,000	$256,000	$384,000	$512,000	$640,000
$1,700,000	$272,000	$408,000	$544,000	$680,000
$1,800,000	$288,000	$432,000	$576,000	$720,000
$1,900,000	$304,000	$456,000	$608,000	$760,000
$2,000,000	$320,000	$480,000	$640,000	$800,000
$2,100,000	$336,000	$504,000	$672,000	$840,000
$2,200,000	$352,000	$528,000	$704,000	$880,000

As part of the August 2003 SERP restatement, the Board of Directors approved a transitional SERP benefit for James R. O’Neal and other eligible executives that bridges the benefit under the prior and current plans. The transitional benefit will allow Mr. O’Neal to receive a SERP benefit that is the greater of the Tier I benefit described above or a benefit under the previous SERP Plan.

•

The previous Plan has a target benefit of 60% of final average pay calculated as 2.4% for each year up to a maximum of 25 years. The normal retirement age is 60 and the earliest retirement age is 50. The benefit is reduced by 3% for each year that age plus years of service at time of retirement is less than 75. The benefit is offset by Company contributions under the 401(k) Plan & Profit Sharing. There is no offset for Social Security.

•	The transitional benefit, if greater than the benefit described above, is the same as the previous Plan except that normal retirement is age 55 and the earliest retirement is age 53 with the benefit reduced by 12.5% for each year prior to age 55.

The SERP is a non-qualified benefit plan, so the Company has discretion as to when it funds this obligation. Please see Note 3 on page 37 of the Company’s Annual Report to Shareholders for a reconciliation of benefit obligations and the funded status of the SERP.

In the event of a change in control, eligible executives will become 100% vested in their accrued SERP benefit, and the Company will fully fund the trust established to provide these benefits.

The credited years of service to the Company for the Named Executive Officers are:

• Blake W. Nordstrom:	24 years
• Peter E. Nordstrom:	21 years
• Erik B. Nordstrom:	21 years
• Michael G. Koppel:	9 years
• James R. O’Neal:	25 years

In 2005, the Committee approved a provision to the SERP that allows for the granting of additional years of service to select individuals hired mid-career who may not be able to earn the 25 years of service required to receive full SERP benefits at retirement age. Mike Koppel has been identified as eligible for this provision and three of his nine years are additional years of service granted for purposes of receiving the SERP benefit.

Savings and Employee Stock Purchase Plans	The Company offers a 401(k) Plan & Profit Sharing to all Nordstrom employees, including the Named Executive Officers. Enrolled employees may defer up to
50% (15% for highly compensated employees, including the Named Executive
Officers, as defined in Section 414(q)(l) of the Internal Revenue Code) of their before-tax pay and bonus into the 401(k) portion of the Plan. The Company matches 100% of the employee contributions up to 4% of eligible pay. Employees direct contributions under the Plan to any of 11 investment alternatives including the Company’s Common Stock.

Based on a predetermined formula, including overall Company performance, the Board of Directors approves annually an amount to be contributed by the Company to the Profit Sharing portion of the Plan. The amount allocated to the accounts of individual employees is based on their years of service and annual pay in the preceding year.

The Company also offers an Executive Deferred Compensation Plan to designated leadership level employees with a minimum base salary of $85,000, including the Named Executive Officers. Under this Plan, enrolled employees may defer future base salary, annual cash bonus and earned performance share units, and direct the contributions to any of 15 deemed investment alternatives. With the exception of deferred performance share units, the alternatives do not include the Company’s Common Stock.

The Company also offers an Employee Stock Purchase Plan (as described in greater detail on pages 7 through 8) to all eligible Nordstrom employees, including the Named Executive Officers. Enrolled employees may contribute up to 10% of their post-tax pay and bonus to purchase Company Common Stock at a 10% discount from the closing price on the last day of each six-month offering period, not to exceed Internal Revenue Service and Plan limits.

Equity Compensation Plans

The following table provides information as of January 28, 2006 about the Company’s Common Stock that may be issued upon the exercise of options and rights that have been or may be granted to employees and members of the Board of Directors under all of the Company’s existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Other Rights (1)		Weighted-Average Exercise Price of Outstanding Options and Other Rights (2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities to be issued as reflected in column (1)) (3)
Equity compensation plans approved by the Company’s shareholders (a)	14,756,884	(b)	$15	18,325,647
Equity compensation plans not approved by the Company’s shareholders	—		—	—
Total	14,756,884		$15	18,325,647

(a)	These plans consist of the Company’s 1987 Stock Option Plan, the 1997 Stock Option Plan, the 2004 Equity Incentive Plan, the Employee Stock Purchase Plan and the 2002 Nonemployee Director Stock Incentive Plan.

(b)	This number includes 412,648 performance share units. Employees do not pay a monetary consideration upon the exercise of these performance share units. The units have been included in the table with a $0 exercise price.

Stock Price Performance

The following graph compares for each of the last five fiscal years, ending January 28, 2006, the cumulative total return of Nordstrom, Inc. Common Stock, Standard & Poor’s 500 Index and Standard & Poor’s Retail Index. The Retail Index is comprised of 38 retail companies, including the Company, representing a sector of the Standard & Poor’s 500 Index. The cumulative total return of Nordstrom, Inc. Common Stock assumes $100 invested on January 31, 2001 in Nordstrom, Inc. Common Stock and assumes reinvestment of dividends.

	2001	2002	2003	2004	2005	2006
Standard & Poor’s 500 Index	100	83	63	83	86	94
Standard & Poor’s Retail Index	100	106	75	111	126	136
Nordstrom, Inc. Common Stock	100	126	92	202	247	442

Certain Relationships and Related Transactions

The following section describes, for the fiscal year ended January 28, 2006: (i) transactions in which the Company or any of its subsidiaries was a party, in which the amount involved exceeded $60,000 and in which a director, a director nominee, an executive officer or a security holder known to own more than five percent of the Company’s Common Stock had, or will have, a direct or indirect material interest, or (ii) certain business relationships that existed between the Company and directors or director nominees, or between the Company and entities affiliated with such directors or director nominees.

During the fiscal year ended January 28, 2006, the Company and JBW Aircraft Leasing Company, Inc. (“JBW”), of which John N. Nordstrom, retiring Director, Bruce A. Nordstrom, retiring Chairman, and D. Wayne Gittinger, retired Director, are the sole shareholders, leased their respective aircraft to each other. JBW leased its Challenger 601 aircraft to the Company under a Dry Lease at a rate of $2,700 per hour. The Company used JBW’s aircraft a total of 354 hours and paid JBW $941,490 pursuant to that lease. The Company leased its two aircrafts to JBW under Dry Leases at a rate of $2,700 per hour for the Company’s Challenger 601 and $2,700 per hour for the Company’s Challenger 300. JBW paid the Company $193,590 for 71.7 hours use during that period. The Dry Lease rates were based on a survey of available lease/charter rates from third parties. The Company believes these arrangements were favorable to the Company, inasmuch as its use of JBW’s aircraft involved no capital investment by the Company.

JBW and its owners paid the Company $209,660 for maintenance services, pilot services, management fees and hangar rent during the fiscal year ended January 28, 2006. These payments exceeded the cost to the Company of providing those services and were based on a survey of similar services and rates available from independent third parties. These rates were increased in January 2006 based upon an updated survey of rates for maintenance services, pilot services, management fees and hangar rent available from independent third parties. In the Company’s opinion, the charges were fair and beneficial to the Company in that the Company was able to employ an additional full-time mechanic and the Company had access to an additional aircraft for business use, when needed.

During the fiscal year ended January 28, 2006, JBW began negotiations for the purchase a new Challenger 604 aircraft from Bombardier Inc. The Company had been considering a replacement of one of its own aircraft that is approximately 18 years old, and it took advantage of JBW’s purchase to evaluate whether the Company could benefit by purchasing its aircraft from Bombardier at the same time as JBW. In January 2006 the Company and JBW each entered into agreements to purchase a Challenger 604 aircraft from Bombardier Inc. Although they were separate transactions, Bombardier gave the Company and JBW discounts and credits that would normally be afforded to a buyer of multiple aircrafts. Those included identical discounts on the aircraft as well as credits for future purchases of aircraft parts and services. The Company believes that this benefited the Company by providing it with discounts and benefits that would not have otherwise been available to the Company.

During the fiscal year ended January 28, 2006, JW Limited, of which John N. Nordstrom is the sole shareholder, paid the Company $48,511 for maintenance services, management fees and hangar rent. These payments equaled or exceeded the actual cost to the Company of providing those services. These rates were subsequently increased in January 2006 to reflect current survey information gathered by the Company about cost and rates for these services from independent third parties.

Tonja M. Kuntz, the wife of Llynn (Len) Kuntz, an Executive Vice President of the Company, was employed by the Company as a corporate merchandise manager during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $401,958.

Steven M. Mackie, the son of David L. Mackie, a Vice President and the Corporate Secretary of the Company, was employed by the Company as an assistant shoe buyer during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $60,303.

Sharolyn D. Mays, the sister-in-law of Laurie M. Black, an Executive Vice President of the Company, was employed by the Company as an assistant women’s specialized buyer during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $79,644.

James (Jamie) F. Nordstrom, Jr., the nephew of John N. Nordstrom, a retiring Director, was employed by the Company as an Executive Vice President and President Nordstrom Direct during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $475,827.

Lisa S. O’Neal, the wife of James R. O’Neal, an Executive Vice President of the Company, was employed by the Company as a corporate merchandise manager during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $240,741.

Tanya L. Toschi, the sister of Linda Finn, an Executive Vice President of the Company, was employed by the Company as a marketing manager during the fiscal year ended January 28, 2006 at a base salary and cash bonus totaling $74,649.

The Company furnishes secretarial services and office space to a former Director and Co-Chairman of the Board.

NORDSTROM, INC.

EMPLOYEE STOCK PURCHASE PLAN

2006 RESTATEMENT

Incorporating All Amendments Approved by the Company

through March 31, 2006, including:

2005 Restatement

Amendment 2006-1

LANE POWELL PC

601 SW Second Avenue, Suite 2100

Portland, Oregon 97204-3158

Telephone (503) 778-2100

Facsimile (503) 778-2200

NORDSTROM, INC.

EMPLOYEE STOCK PURCHASE PLAN

(2006 Restatement)

SECTION 1. PURPOSE OF THE PLAN

The purpose of the Plan is to provide Eligible Employees with an opportunity to increase their proprietary interest in the success of the Company by purchasing Stock from the Company on favorable terms and to pay for such purchases through payroll deductions. The Plan is intended to qualify under Section 423 of the Code. The Plan was originally adopted by the Company’s Board of Directors in November of 1999, and was approved by the Company’s shareholders in May of 2000. The Plan was subsequently amended in several respects and was completely restated in 2005 (the 2005 Restatement). This 2006 Restatement shall be effective for Offering Periods commencing on and after April 1, 2006.

SECTION 2. ADMINISTRATION OF THE PLAN.

(a) Committee Composition. The Plan shall be administered by the Committee.

(b) Committee Responsibilities. The Committee shall interpret the Plan and make all other policy decisions relating to the operation of the Plan. The Committee may adopt such rules, guidelines and forms as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final and binding on all persons.

SECTION 3. ENROLLMENT AND PARTICIPATION.

(a) Offering Periods. While the Plan is in effect, two Offering Periods shall commence in each calendar year. Offering Periods shall consist of the six-month periods commencing on each April 1 and October 1.

(b) Enrollment. Any individual who, on the day preceding the first day of an Offering Period, qualifies as an Eligible Employee may elect to become a Participant in the Plan for such Offering Period by completing the enrollment process prescribed for this purpose by the Committee.

(c) Duration of Participation. Once enrolled in the Plan, a Participant shall continue to participate in the Plan until (1) he or she ceases to be an Eligible Employee, (2) withdraws from the Plan under Section 5(a), or (3) reaches the end of the Offering Period in which his or her employee contributions were discontinued under Section 8(b). A Participant who withdrew from the Plan under Section 5(a) may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Subsection (b) above. A Participant whose employee contributions were discontinued automatically under Section 8(b) shall automatically resume participation at the beginning of the earliest Offering Period ending in the next calendar year, if he or she then is an Eligible Employee.

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SECTION 4. EMPLOYEE CONTRIBUTIONS.

(a) Frequency of Payroll Deductions. A Participant may purchase shares of Stock under the Plan solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to Subsection (b) below, shall occur during the Offering Period on the payment date of any bonus, and on the payment date of all other compensation while a Participant in the Plan.

(b) Amount of Payroll Deductions. An Eligible Employee shall designate in the enrollment process the portion of his or her Compensation that he or she elects to have withheld for the purchase of Stock. Such portion shall be a whole percentage of the Eligible Employee’s Compensation, but not less than one percent (1%) nor more than ten percent (10%).

(c) Changing Withholding Rate. If a Participant wishes to change the rate of payroll withholding, he or she may do so by notifying the Company using the process prescribed for this purpose by the Committee. The new withholding rate shall be effective as soon as reasonably practicable after such notification by the Company.

(d) Discontinuing Payroll Deductions. If a Participant wishes to discontinue employee contributions entirely, he or she may do so at any time by using the process prescribed for this purpose by the Committee. Payroll withholding shall cease as soon as reasonably practicable after such notification. (In addition, employee contributions may be discontinued automatically pursuant to Section 8(b).) A Participant who has discontinued employee contributions may resume such contributions by using the process prescribed for this purpose by the Committee. Payroll withholding shall resume as soon as reasonably practicable after such notification.

SECTION 5. WITHDRAWAL FROM THE PLAN.

(a) Withdrawal. A Participant may elect to withdraw from the Plan by using the process and timing prescribed for this purpose by the Committee. As soon as reasonably practicable after the effective date of a Participant’s withdrawal, payroll deductions shall cease and the entire amount credited to the Participant’s Plan Account shall be refunded to him or her in cash, without interest. No partial withdrawals shall be permitted.

(b) Re-enrollment After Withdrawal. A former Participant who has withdrawn from the Plan shall not be a Participant until he or she re-enrolls in the Plan under Section 3(b). Re-enrollment may be effective only at the commencement of an Offering Period.

SECTION 6. CHANGE IN EMPLOYMENT STATUS.

(a) Termination of Employment. Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under Section 5(a). (A transfer from one Participating Company to another shall not be treated as a termination of employment.)

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(b) Leave of Absence. For purposes of the Plan, employment shall not be deemed to terminate when the Participant goes on an approved leave of absence. Employment shall be deemed to terminate in any event when the approved leave ends, unless the Participant immediately returns to work.

(c) Death. In the event of the Participant’s death, the amount credited to his or her Plan Account shall be paid to a beneficiary designated by him or her for this purpose in the enrollment process or, if none, or if the designee has predeceased the Participant, then the Participant will be deemed to have designated the following as his or her surviving beneficiaries and contingent beneficiaries with priority in the order named below:

(i) first, to his widow or her widower, as the case may be;

(ii) next, to his or her children, in equal shares;

(iii) next, to his or her parents, in equal shares;

(iv) next, to his or her brothers and sisters, in equal shares; or

(v) next, to his or her estate.

For purposes of determining the appropriate named or deemed beneficiary or contingent beneficiary, an individual is considered to survive the Participant if that individual is alive seven days after the date of the Participant’s death.

SECTION 7. PLAN ACCOUNTS AND PURCHASE OF SHARES.

(a) Plan Accounts. A Plan Account shall be maintained in the name of each Participant. Whenever an amount is deducted from the Participant’s Compensation under the Plan, such amount shall be credited to the Participant’s Plan Account. Amounts credited to Plan Accounts shall not be trust funds and may be commingled with the Company’s general assets and applied to general corporate purposes. No interest shall be credited to Plan Accounts.

(b) Purchase Price. The Purchase Price for each share of Stock purchased at the close of an Offering Period shall be ninety percent (90%) of the Fair Market Value of such share on the last trading day in such Offering Period.

(c) Number of Shares Purchased. As of the last day of each Offering Period, each Participant shall be deemed to have elected to purchase the number of shares of Stock calculated in accordance with this Subsection (c), unless the Participant has previously elected to withdraw from the Plan in accordance with Section 5(a). The amount then in the Participant’s Plan Account shall be divided by the Purchase Price, and the number of shares that results shall be purchased from the Company with the funds in the Participant’s Plan Account. The foregoing

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notwithstanding, no Participant shall purchase more than one thousand (1,000) shares of Stock with respect to any Offering Period nor more than the amounts of Stock set forth in Sections 8(b) and 13(a). Any fractional share, as calculated under this Subsection (c), shall be rounded down to the next lower whole share.

(d) Available Shares Insufficient. In the event that the aggregate number of shares that all Participants elect to purchase during an Offering Period exceeds the maximum number of shares remaining available for issuance under Section 13(a), then the number of shares to which each Participant is entitled shall be determined by multiplying the number of shares available for issuance by a fraction, the numerator of which is the number of shares that such Participant has elected to purchase and the denominator of which is the number of shares that all Participants have elected to purchase.

(e) Issuance of Stock. Certificates representing shares of Stock purchased by a Participant under the Plan shall be held for each Participant’s benefit by a broker designated by the Committee for the Plan. Shares may be registered in the name of the Participant or jointly in the name of the Participant and his or her spouse as joint tenants with right of survivorship or as community property. A Participant may elect the following with respect to such shares, in accordance with and subject to the process prescribed for this purpose by the Committee:

i) that the Stock certificates be issued to him or her in exchange for the whole shares held within the Participant’s Account, or

ii) that shares held within the Participant’s Account be transferred to an appropriate broker designated by the Participant.

Each Participant shall be required to notify the Company in the event of the sale or disposition of any of such shares. For purposes of the previous sentence, the term “disposition” shall have the meaning prescribed under Section 424(c)(1) of the Code.

(f) Unused Cash Balances. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for a fractional share shall be carried over in the Participant’s Plan Account to the next Offering Period. Any amount remaining in the Participant’s Plan Account that represents the Purchase Price for whole shares that could not be purchased by reason of Subsection (c) above, Section 8(b) or Section 13(a) shall be refunded to the Participant in cash, without interest.

(g) Shareholder Approval. Any other provision of the Plan notwithstanding, no shares of Stock shall be purchased under the Plan unless and until the Company’s shareholders have approved the adoption of the Plan.

SECTION 8. LIMITATIONS ON STOCK OWNERSHIP.

(a) Five Percent Limit. Any other provision of the Plan notwithstanding, no Participant shall be granted a right to purchase Stock under the Plan if such Participant, immediately after his or her election to purchase such Stock, would own stock possessing more

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than 5% of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company. For purposes of this Subsection (a), the following rules shall apply:

(i) Ownership of stock shall be determined after applying the attribution rules of Section 424(d) of the Code;

(ii) Each Participant shall be deemed to own any stock that he or she has a right or option to purchase under this or any other plan; and

(iii) Each Participant shall be deemed to have the right to purchase one thousand (1,000) shares of Stock under this Plan with respect to each Offering Period.

(b) Dollar Limit. Any other provision of the Plan notwithstanding, no Participant shall purchase Stock with a Fair Market Value in excess of the following limit:

(i) In the case of Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased in the current calendar year under this Plan.

(ii) In the case of Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Stock that the Participant previously purchased under this Plan in the current calendar year and in the immediately preceding calendar year.

For purposes of this Subsection (b), the Fair Market Value of Stock shall be determined in each case as of the beginning of the Offering Period in which such Stock is purchased. If a Participant is precluded by this Subsection (b) from purchasing additional Stock under the Plan, then his or her employee contributions shall automatically be discontinued and shall resume at the beginning of the earliest Offering Period ending in the next calendar year (if he or she then is an Eligible Employee).

SECTION 9. RIGHTS NOT TRANSFERABLE.

The rights of any Participant under the Plan, or any Participant’s interest in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or in any other manner other than by beneficiary designation or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than by beneficiary designation or the laws of descent and distribution, then such act shall be treated as an election by the Participant to withdraw from the Plan under Section 5(a).

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SECTION 10. NO RIGHTS AS AN EMPLOYEE.

Nothing in the Plan or in any right granted under the Plan shall confer upon the Participant any right to continue in the employ of a Participating Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Participating Companies or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her employment at any time and for any reason, with or without cause.

SECTION 11. NO RIGHTS AS A SHAREHOLDER.

A Participant shall have no rights as a shareholder with respect to any shares of Stock that he or she may have a right to purchase under the Plan until such shares have been purchased on the last day of the applicable Offering Period.

SECTION 12. SECURITIES LAW REQUIREMENTS.

Shares of Stock shall not be issued under the Plan unless the issuance and delivery of such shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded.

SECTION 13. STOCK OFFERED UNDER THE PLAN.

(a) Authorized Shares. Effective for Offering Periods commencing on and after April 1, 2006, and conditioned on the approval of Company’s shareholders on or before March 31, 2007, the aggregate number of shares of Stock available for purchase under the Plan are increased by 2.4 million (2,400,000) shares, making the aggregate number of shares of Stock available for purchase under the Plan equal to 9.4 million (9,400,000) shares, subject to adjustment pursuant to this Section 13. Previously, the aggregate number of shares of Stock available for purchase under the Plan was seven million (7,000,000) shares, as adjusted pursuant to this Section 13 for the two-for-one (2:1) Stock split that occurred on June 30, 2005. In the event this increase is not timely approved by the Company’s shareholders, the aggregate number of shares of Stock available for purchase under the Plan shall remain at 7,000,000 shares (on a post-split basis).

(b) Antidilution Adjustments. The aggregate number of shares of Stock offered under the Plan, the one thousand (1,000) share limitation described in Section 7(c) and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares or the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company, the distribution of the shares of a Subsidiary to the Company’s shareholders or a similar event.

(c) Reorganizations. Any other provision of the Plan notwithstanding, immediately prior to the effective time of a Corporate Reorganization, the Offering Period then in progress

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shall terminate and shares shall be purchased pursuant to Section 7, unless the Plan is assumed by the surviving corporation or its parent corporation pursuant to the plan of merger or consolidation. The Plan shall in no event be construed to restrict in any way the Company’s right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

SECTION 14. AMENDMENT OR DISCONTINUANCE.

The Board shall have the right to amend, suspend or terminate the Plan at any time and without notice. Except as provided in Section 13, any increase in the aggregate number of shares of Stock to be issued under the Plan shall be subject to approval by a vote of the shareholders of the Company. In addition, any other amendment of the Plan shall be subject to approval by a vote of the shareholders of the Company to the extent required by an applicable law or regulation. To the extent an amendment does not otherwise require the shareholder or Board approval (as described above), the Committee shall have the authority to make technical and administrative amendments to the Plan for the sole purpose of carrying out its administrative responsibilities under the Plan.

SECTION 15. DEFINITIONS.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board.

(d) “Company” means Nordstrom, Inc., a Washington corporation.

(e) “Compensation” means (i) the total compensation paid in cash to a Participant by a Participating Company, including salaries, wages, bonuses (if specifically designated as Compensation by the Participant), incentive compensation, commissions, overtime pay and shift premiums, plus (ii) any pre-tax contributions made by the Participant under Section 401(k) or 125 of the Code. “Compensation” shall exclude all non-cash items, moving or relocation allowances, cost-of-living equalization payments, car allowances, tuition reimbursements, imputed income attributable to cars or life insurance, severance pay, fringe benefits, contributions or benefits received under employee benefit plans, income attributable to the exercise of stock options, and similar items. The Committee shall determine whether a particular item is included in Compensation.

(f) “Corporate Reorganization” means:

(i) The consummation of a merger or consolidation of the Company with or into another entity, or any other corporate reorganization; or

(ii) The sale, transfer or other disposition of all or substantially all of the Company’s assets or the complete liquidation or dissolution of the Company.

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(g) “Eligible Employee” means any employee of a Participating Company on February 1 or August 1.

The foregoing notwithstanding, an individual shall not be considered an Eligible Employee if (i) his or her participation in the Plan is prohibited by the law of any country which has jurisdiction over him or her, (ii) he or she is subject to a collective bargaining agreement that does not provide for participation in the Plan, or (iii) he or she is designated as an independent contractor, even if later determined by a court of competent jurisdiction or otherwise to be a common law employee of a Participating Company.

(h) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i) “Fair Market Value” means the market price of Stock, determined by the Committee as follows:

(i) If Stock was traded on The Nasdaq National Market on the date in question, then the Fair Market Value shall be equal to the last sale price quoted for such date by The Nasdaq National Market;

(ii) If Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; or

(iii) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in the Wall Street Journal or as reported directly to the Company by Nasdaq or a stock exchange. Such determination shall be conclusive and binding on all persons.

(j) “Offering Period” means a six-month period with respect to which the right to purchase Stock may be granted under the Plan, as determined pursuant to Section 3(a).

(k) “Participant” means an Eligible Employee who elects to participate in the Plan, as provided in Section 3(b).

(l) “Participating Company” means (i) the Company and (ii) each present or future Subsidiary, except to the extent designated by the Committee as not being a Participating Company. Nordstrom Federal Credit Union, NORDSTROM.com, LLC, Just Jeffrey, Inc., JSK Enterprises, Inc. and any international Subsidiary (where employees receive no U.S. source income) shall not be a Participating Company.

(m) “Plan” means this Nordstrom, Inc. Employee Stock Purchase Plan, as it may be amended from time to time.

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(n) “Plan Account” means the account established for each Participant pursuant to Section 7(a).

(o) “Purchase Price” means the price at which Participants may purchase Stock under the Plan, as determined pursuant to Section 7(b).

(p) “Stock” means the Common Stock of the Company, no par value per share.

(q) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

IN WITNESS WHEREOF, pursuant to proper authority, this 2006 Restatement has been executed on behalf of the Company, this              day of                         , 2006.

Attest:	NORDSTROM, INC.

By:
Delena Sunday Executive Vice-President of Human Resources and Diversity Affairs

10

NORDSTROM, INC.

C/O CORPORATE SECRETARY

1700 SEVENTH AVENUE - 7TH FLOOR

SEATTLE, WA 98101

AUTO DATA PROCESSING

INVESTOR COMM SERVICES

ATTENTION:

TEST PRINT

51 MERCEDES WAY

EDGEWOOD, NY

11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on May 22, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Nordstrom, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Daylight Time on May 22, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Nordstrom, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

000000000000

NAME

NORDSTROM INC NORDSTROM INC NORDSTROM INC NORDSTROM INC NORDSTROM INC NORDSTROM INC NORDSTROM INC NORDSTROM INC

COMMON COMMON COMMON COMMON COMMON COMMON COMMON COMMON

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

NORDO1

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

NORDSTROM, INC.

The Board of Directors recommends a vote

FOR all nominees

PROPOSAL 1. ELECTION OF DIRECTORS

Nominees:

01) Phyllis J. Campbell 06) Erik B. Nordstrom

02) Enrique Hernandez, Jr. 07) Peter E. Nordstrom

03) Jeanne P. Jackson 08) Philip G. Satre

04) Robert G. Miller 09) Alison A. Winter

05) Blake W. Nordstrom

02

0000000000

For Withhold For All All All Except

215010740435

To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 2. APPROVAL OF AN AMENDMENT TO THE COMPANY’S EMPLOYEE STOCK PURCHASE PLAN

The Board of Directors recommends a vote FOR Proposal 3.

PROPOSAL 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

For Against Abstain

For address changes/comments, please check this box and

write them on the back where indicated.

If you are not voting by telephone or Internet, please sign below and return in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX] Date

P26877

Signature (Joint Owners)

Date

123,456,789,012

655664100

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

NORDSTROM, INC. 1617 SIXTH AVENUE, SEATTLE, WASHINGTON 98101-1742

The Shareholder(s) of Nordstrom, Inc. named on this proxy card hereby appoints Blake W. Nordstrom and David L. Mackie, or either of them, with full power of substitution, as Proxy Holders to vote all shares of stock of the Shareholder entitled to vote at the 2006 Annual Meeting of Shareholders of Nordstrom, Inc. to be held May 23, 2006, at 11:00 a.m., Pacific Daylight Time, in the John W. Nordstrom Room, Downtown Seattle Nordstrom, 1617 Sixth Avenue, 5th Floor, Seattle, Washington, 98101-1742, and any adjournment thereof, with all power the Shareholder would possess if personally present. The Proxy Holders will vote as directed by the Shareholder for the proposals to be presented at the meeting. Unless revoked or otherwise directed, the Proxy Holders will vote FOR proposals 1, 2 and 3. If any additional proposals are properly presented at the meeting and any adjournment thereof, the Proxy Holders will vote on such additional proposals in accordance with their discretion.

Notwithstanding the above, if there are shares allocated to the Shareholder’s account in the Nordstrom 401(k) Plan & Profit Sharing (the “Plan”), the Shareholder hereby directs the Nordstrom, Inc. Retirement Committee (the “Retirement Committee”) to confidentially vote all shares as indicated by the Shareholder on the reverse side of this proxy card. If this proxy card is signed and returned without specific instructions for voting, the shares will be voted by the Retirement Committee as provided in the paragraph above. If the Shareholder’s vote of shares held through the Plan is not received by 2:00 p.m. Pacific Daylight Time on May 19, 2006, then the Retirement Committee will vote those shares in the same proportion as Plan shares that have been voted

Your telephone or Internet vote authorizes the Proxy Holders and/or the Retirement Committee to vote the shares in the same manner as if you marked, signed and returned this proxy card.

IF YOU VOTE VIA TELEPHONE OR INTERNET, YOU DO NOT NEED TO MAIL BACK THIS PROXY CARD.

Address Change/Comments:

(If you noted any Address Change/Comments above, please mark corresponding box on the reverse side.)